Filed Pursuant to Rule 424(b)(7)

Registration No. 333-296308

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 5, 2026)

U Power Limited

2,778,507 Class A Ordinary Shares Offered by Selling Shareholders

This prospectus supplement amends and supplements the prospectus dated June 5, 2026 (the “Prospectus”), relating to the offer and sale from time to time in one or more offerings of up to 2,778,507 Class A ordinary shares of U Power Limited, par value $0.0001 per share (the “Class A Ordinary Shares”), by the selling shareholders identified in this prospectus supplement (the “Selling Shareholders”). Specifically, this prospectus supplement amends and supplements the information set forth under the heading “Selling Shareholders” in the Prospectus. Capitalized terms used but not otherwise defined in this prospectus supplement have the meanings given to them in the Prospectus.

You should read this prospectus supplement together with the Prospectus, including the documents incorporated by reference therein, and the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference” in the Prospectus, carefully before you invest in our Class A Ordinary Shares. This prospectus supplement may not be delivered or used except in connection with the Prospectus. If there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

The Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “UCAR.” On August 25, 2026, the last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market was $0.5909.

Investing in our Class A Ordinary Shares involves risks. You should read carefully and consider the risks referenced under “Risk Factors” on page 17 of the Prospectus, as well as the other information contained in or incorporated by reference in the Prospectus or in any accompanying prospectus supplement before making a decision to invest in our Class A Ordinary Shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the Prospectus. Any representation to the contrary is a criminal offense.

Prospectus supplement dated August 26, 2026.

SELLING SHAREHOLDERS

We are registering up to an aggregate of 2,778,507 Class A Ordinary Shares held by the Selling Shareholders as specified in the table below. We will not receive any of the proceeds from the sale of Class A Ordinary Shares by the Selling Shareholders. The Class A Ordinary Shares were issued to the Selling Shareholders pursuant to an exemption from registration under the Securities Act in reliance upon Regulation S promulgated thereunder. Except for the ownership of the Class A Ordinary Shares, the Selling Shareholders have not had any material relationship with us within the past three years.

The Class A Ordinary Shares beneficially owned by the Selling Shareholders are being registered to permit public secondary trading of these securities, and the Selling Shareholders may offer these Class A Ordinary Shares for resale from time to time as described in the “Plan of Distribution” in the Prospectus.

The following table sets forth (a) the name and position or positions with the Company of each Selling Shareholder; (b) the number of Class A Ordinary Shares held by each Selling Shareholder as of the date of this prospectus; (c) the number of Class A Ordinary Shares that each Selling Shareholder may offer for sale from time to time pursuant to this prospectus, whether or not such Selling Shareholder has a present intention to do so; and (d) the number of Class A Ordinary Shares beneficially owned by each Selling Shareholder following the sale of all shares that may be so offered pursuant to this prospectus, assuming no other change in ownership of Class A Ordinary Shares by such Selling Shareholder after the date of this prospectus. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.

Inclusion of an individual’s name in the table below does not constitute an admission that such individual is an “affiliate” of the Company.

For purposes of this table, beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Exchange Act, and includes voting power and investment power with respect to such shares. In calculating the percentage ownership or percent of equity vote for a given individual or group, the number of Class A Ordinary Shares outstanding for that individual or group includes unissued shares subject to options, warrants, rights or conversion privileges exercisable within sixty days held by such individual or group, but are not deemed outstanding by any other person or group.

The applicable percentages of ownership and voting power are based on an aggregate of 35,461,948 Class A Ordinary Shares and 36,805 Class B Ordinary Shares issued and outstanding on May 28, 2026.

	Shares Currently Owned			Maximum Number of	Number of Shares Owned After Resale(1)
Name of Selling Shareholder	Number	Percentage of Class A Ordinary Shares	Percentage of Aggregate Voting Power(2)	Shares to be Offered Pursuant to this Prospectus	Number	Percentage of Class A Ordinary Shares	Percentage of Aggregate Voting Power
Guofu Hydrogen Energy (Hong Kong) Development Co., Limited (3)	2,195,122 Class A Ordinary Shares	6.19%	5.61%	1,097,561 Class A Ordinary Shares	1,097,561 Class A Ordinary Shares	3.09%	2.80%

Power Fortune Centre Investment Corporation (4)	2,813,107 Class A Ordinary Shares	7.93%	7.19%	1,406,554 Class A Ordinary Shares	1,406,553 Class A Ordinary Shares	3.97%	3.59%

Jie Liu (5)	121,952 Class A Ordinary Shares	0.34%	0.31%	60,976 Class A Ordinary Shares	60,976 Class A Ordinary Shares	0.17%	0.16%

Bo Wang (6)	243,903 Class A Ordinary Shares	0.69%	0.62%	121,952 Class A Ordinary Shares	121,951 Class A Ordinary Shares	0.34%	0.31%

Wenzhong Liang (7)	262,927 Class A Ordinary Shares	0.74%	0.67%	91,464 Class A Ordinary Shares	171,463 Class A Ordinary Shares	0.48%	0.44%

Total	5,557,011 Class A Ordinary Shares	15.67%	14.20%	2,778,507 Class A Ordinary Shares	2,778,504 Class A Ordinary Shares	7.83%	7.10%

(1)	Because each of the Selling Shareholders (a) may offer all or some of the Class A Ordinary Shares that such shareholder holds in the offering contemplated by this prospectus, (b) the offering of Class A Ordinary Shares is not being underwritten on a firm commitment basis, and (c) the Selling Shareholders could purchase additional Class A Ordinary Shares from time to time, we assume, for purposes of this column, that all of the Class A Ordinary Shares offered pursuant to this prospectus are sold and that the Selling Shareholders will not purchase any additional Class A Ordinary Shares.

(2)	For each person or group included in this column, the percentage of voting power is calculated by dividing the voting power beneficially owned by such person or group by the voting power of all of our Class A and Class B Ordinary Shares as a single class. In respect of all matters upon which the Ordinary Shares are entitled to vote, each Class A Ordinary Share is entitled to one vote, and each Class B Ordinary Share is entitled to 100 votes, voting together as one class. Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time by the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

(3)	Guofu Hydrogen Energy (Hong Kong) Development Co., Limited is incorporated in Hong Kong and is wholly owned by Ping Wang. The business address of Guofu Hydrogen Energy (Hong Kong) Development Co., Limited and Ping Wang is Room 2910, 29 Floor, Bank of America Tower, No. 12 Harcourt Road, Hong Kong.

(4)	Power Fortune Centre Investment Corporation is incorporated in the British Virgin Islands and is wholly owned by Chin Chih Chang. Power Fortune Centre Investment Corporation and Chin Chih Chang’s business address is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

(5)	Jie Liu’s business address is B5-No.1713 Hami Road, Changning District, Shanghai, China.

(6)	Bo Wang’s business address is Unit H, 17/F., Hong Kong Garden Block 2, 100 Castle Peak Road, New Territories, Hong Kong.

(7)	Wenzhong Liang’s business address is Flat A, 26/F, Tower 3, One Silversea, 18 Hoi Fai Road, Kowloon, Hong Kong.

The Company may supplement this prospectus from time to time as required by the rules of the SEC to include certain information concerning the security ownership of the Selling Shareholders or any new selling shareholders, the number of securities offered for resale and the position, office, or other material relationship which a Selling Shareholder has had within the past three years with the Company or any of its predecessors or affiliates.

PROSPECTUS

U Power Limited

2,778,507 Class A Ordinary Shares Offered by Selling Shareholders

U Power Limited is filing this prospectus to cover the offer and resale by certain selling shareholders described herein (collectively, the “Selling Shareholders”) of up to an aggregate of 2,778,507 Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”). The Selling Shareholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their Class A Ordinary Shares on any stock exchange, market, or trading facility on which the Class A Ordinary Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

We will not receive any of the proceeds from the sale or other disposition of the Class A Ordinary Shares by the Selling Shareholders, but we will bear all costs, fees, and expenses in connection with the registration of the Class A Ordinary Shares offered by the Selling Shareholders. The Selling Shareholders will bear all commissions and discounts, if any, attributable to the sale of the Class A Ordinary Shares offered for resale through this prospectus. For information regarding the Selling Shareholders and the times and manner in which they may offer or sell the Class A Ordinary Shares, see “Selling Shareholders” and “Plan of Distribution.”

Our authorized share capital is $50,000 divided into 500,000,000 shares comprised of: (i) 399,941,181.2 Class A Ordinary Shares, and (ii) 100,058,818.8 Class B ordinary shares, par value $0.0001 per share (“Class B Ordinary Shares”). As of the date of this prospectus, there are 25,705,848 Class A Ordinary Shares and 36,805 Class B Ordinary Shares issued and outstanding, respectively. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. In respect of matters requiring a vote of all shareholders, each holder of Class A Ordinary Shares are entitled to one vote per one Class A Ordinary Share and each holder of Class B Ordinary Shares are entitled to 100 votes per one Class B Ordinary Share. Class A Ordinary Shares are not convertible into shares of any other class. Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder, and each one Class B Ordinary Share is convertible into one Class A Ordinary Share.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market, or “Nasdaq,” under the symbol “UCAR.” On May 27, 2026, the last reported sale price of our Class A Ordinary Shares on Nasdaq was $1.45 per share.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 17 of this prospectus and risk factors set forth in our most recent annual report on Form 20-F (the “2025 Annual Report”), in other reports incorporated herein by reference, and in an applicable prospectus supplement under the heading “Risk Factors.”

We are not a Chinese operating company, but rather a holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct our operations through our operating entities established in the People’s Republic of China (the “PRC”). As such, our corporate structure involves unique risks to investors. Investors of our Class A Ordinary Shares do not directly own any equity interests in our Chinese operating subsidiaries, but will instead own shares of a Cayman Islands holding company. The Chinese regulatory authorities could intervene or influence the operations of our Chinese operating subsidiaries, including disallowing our corporate structure, which would likely result in a material change in our operations and/or a material change in the value of our Class A Ordinary Shares. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Any actions by the Chinese government, including any decision to intervene or influence the operations of the operating entities or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of the PRC operating entities, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless.”

We are subject to legal and operational risks associated with being based in and having the majority of our operations in China. These risks may result in a material change in our operations, or a complete hindrance of our ability to offer or continue to offer our securities to investors, and could cause the value of such securities to significantly decline or become worthless. Since 2021, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, and adopting new measures to extend the scope of cybersecurity reviews. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued an announcement to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On December 28, 2021, the Cyberspace Administration of China (the “CAC”), together with 12 other governmental departments of the PRC, jointly promulgated the Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures require that an online platform operator which possesses the personal information of at least one million users must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries. On September 30, 2024, the State Council of China published the Regulations on Network Data Security Administration, which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to network data security review by the relevant cyberspace administration of the PRC. The Regulations on Network Data Security Administration became effective on January 1, 2025. On October 28, 2025, the Standing Committee of the National People’s Congress adopted a decision to amend the Cybersecurity Law of the People’s Republic of China. This revision significantly raises the maximum thresholds for financial penalties for violations, establishes a legal framework for the security governance of new technologies such as artificial intelligence, and further strengthens the security protection responsibilities and extraterritorial application of the law for network operators, particularly platforms. The amended law became effective on January 1, 2026. As confirmed by our PRC counsel, Guantao Law Firm, since we are not an online platform operator that possesses over one million users’ personal information, we are not subject to the cybersecurity review with the CAC under the Cybersecurity Review Measures and the Regulations on Network Data Security Administration. There remains uncertainty, however, as to how the Cybersecurity Review Measures will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Regulations on Network Data Security Administration. For further details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection.”

In addition, since 2021, the Chinese government has strengthened its anti-monopoly supervision, mainly in three aspects: (1) establishing the National Anti-Monopoly Bureau; (2) revising and promulgating anti-monopoly laws and regulations, including the Anti-Monopoly Law (draft Amendment published on October 23, 2021 for public opinion, the newly revised Monopoly Law that was promulgated on June 24, 2022, and became effective on August 1, 2022), the anti-monopoly guidelines for various industries, and the detailed Rules for the Implementation of the Fair Competition Review System; and (3) expanding the anti-monopoly law enforcement targeting Internet companies and large enterprises. As of the date of this prospectus, the Chinese government’s recent statements and regulatory actions related to anti-monopoly concerns have not impacted our ability to conduct business, accept foreign investments, or list on a U.S. or other foreign exchange, because neither the Company nor its PRC operating entities engage in monopolistic behaviors that are subject to these statements or regulatory actions.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. The Trial Measures regulate both direct and indirect overseas offering and listing by PRC domestic companies by adopting a filing-based regulatory regime. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, whether directly or indirectly, should fulfill the filing procedures and report relevant information to the CSRC within three working days after submitting listing applications and subsequent amendments. According to the Notice on the Administrative Arrangements for the Filing of the Overseas Securities Offering and Listing by Domestic Companies from the CSRC, or the CSRC Notice, the domestic companies that have already been listed overseas before the effective date of the Trial Measures (i.e. March 31, 2023) shall be deemed to be existing issuers (the “Existing Issuers”). Existing Issuers are not required to complete the filing procedures immediately; however Existing Issuers will be required to file with the CSRC for any subsequent offerings. Our PRC counsel, Guantao Law Firm, advised us that, since we obtained approval from both the U.S. Securities and Exchange Commission (the “SEC”) and The Nasdaq Stock Market LLC (“Nasdaq”) to issue and list our shares on the Nasdaq Capital Market prior to March 31, 2023, and closed our initial public offering on April 24, 2023, we were not required to complete the filing procedures with the CSRC for our initial public offering immediately pursuant to the Trial Measures. In the event that filings with the CSRC are required with respect to subsequent offerings, we cannot assure you that we can complete the filing procedures, obtain the approvals, or complete other compliance procedures in a timely manner, or at all, or that any completed filings or approvals or other compliance procedures fulfilled would not be later rescinded. Any such failure could subject us to sanctions by the CSRC or other PRC regulatory authorities. For further details, see “Item 3. Key Information — D. Risk Factors —Risks Relating to Doing Business in China — The PRC government exerts substantial influence over the manner in which we and our PRC subsidiaries must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S. exchanges, however, if we or our PRC subsidiaries are required to obtain approval in the future and are denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchanges, which would materially affect the interest of the investors.”

Our PRC counsel, Guantao Law Firm, has advised us that, as of the date of this prospectus, we and our PRC subsidiaries have received from the PRC authorities all requisite licenses, permissions, or approvals that are required and material for conducting our operations in China, such as business licenses and auto dealer filings. However, it is uncertain whether we or our PRC subsidiaries will be required to obtain additional approvals, licenses, or permits in connection with our business operations pursuant to evolving PRC laws and regulations, and whether we would be able to obtain and renew such approvals on a timely basis or at all. Failing to do so could result in non-compliance and material change in our operations, and the value of our Class A Ordinary Shares could depreciate significantly or become worthless.

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either a profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business. As of the date of this prospectus, (1) the Company transferred approximately $5.89 million and $4.88 million to a subsidiary, Energy U Limited, in fiscal years 2025 and 2024, respectively, and no other cash transfers or transfers of other assets have occurred among the Company and its subsidiaries during such periods, and (2) the Company and its subsidiaries have not made any dividends or distributions to investors. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. As of the date of this prospectus, we have not installed any cash management policies that dictate how funds are transferred among the Company, its subsidiaries, or investors.

Our PRC operating entities receive substantially all of our revenue in RMB. Under our current corporate structure, to fund any cash and financing requirements we may have, we may rely on dividend payments from the PRC operating subsidiaries. Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from State Administration of Foreign Exchange (“SAFE”) by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from or registration with appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions.

Current PRC regulations permit our PRC subsidiaries to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each such entity in China may appropriate a portion of its after-tax profits for an employee welfare fund at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

Cash dividends, if any, on our Class A Ordinary Shares, will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and, as a result, may be subject to PRC withholding tax at a rate of up to 10.0%. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. The 5% withholding tax rate, however, does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to any dividends paid by WFOE, Shandong Yousheng New Energy Technology Development Co., Ltd, to its two direct Hong Kong holding companies. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Our Hong Kong subsidiaries intend to apply for the tax resident certificate if and when our PRC subsidiaries plan to declare and pay dividends to our Hong Kong subsidiaries.

As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — To the extent cash or assets of our business, or of our PRC or Hong Kong subsidiaries, is in mainland China or Hong Kong, such cash or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of cash or assets.”

Our Class A Ordinary Shares may be delisted under the Holding Foreign Companies Accountable Act (the “HFCAA”) if the Public Company Accounting Oversight Board of the United States (the “PCAOB”) is unable to inspect our auditors for three consecutive years beginning in 2021. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was signed into law as part of the Consolidated Appropriations Act, which amended the HFCAA by reducing the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two.

On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of the PRC, because of positions taken by PRC authorities in those jurisdictions (the “Determination”). On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed the Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that it was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and vacated its previous determinations to the contrary. Our former auditor, Onestop Assurance PAC (“Onestop”), was replaced by HHL LLP (“HHL”) on July 31, 2025. HHL, a PCAOB-registered public accounting firm headquartered in New York, was subsequently replaced by HCL, PLLC (“HCL”) as our independent registered public accounting firm, effective January 13, 2026. Our current auditor, HCL, and our former auditors, HHL and Onestop, are subject to oversight by the PCAOB, which entity conducts regular inspections to assess compliance with applicable professional standards. Our current auditor, HCL, is headquartered at 1415 W 37th Street, Suite 200, Chicago, IL 60609, and expects to be inspected by the PCAOB on a regular basis. As such, as of the date of this prospectus, we have not been affected by the HFCAA and the related regulations. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB may consider the need to issue a new determination. There is a risk that our auditor cannot be inspected by the PCAOB in the future, and if the PCAOB determines that it cannot inspect or fully investigate our auditor for two consecutive years, our securities will be prohibited from trading on a national exchange or over-the-counter under the HFCAA, and, as a result, Nasdaq may determine to delist our securities, which may cause the value of our securities to decline or become worthless. See “Item 3. Key Information — D. Risk Factors —Risk Factors — Risks Relating to Doing Business in China — The Holding Foreign Companies Accountable Act and the Accelerating Holding Foreign Companies Accountable Act call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing on the Nasdaq Capital Market, and Nasdaq may determine to delist our securities if the PCAOB determines that it cannot inspect or fully investigate our auditor.”

We are a “foreign private issuer” and we are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” on page 16 of this prospectus for additional information.

The information contained or incorporated in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 5, 2026.

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ABOUT THIS PROSPECTUS

This prospectus describes the general manner in which the Selling Shareholders identified in this prospectus may offer from time to time up to 2,778,507 Class A Ordinary Shares.

You should rely only on the information contained in this prospectus and the related exhibits, any prospectus supplement or amendment thereto, and the documents incorporated by reference, or to which we have referred you, before making your investment decision. We have not, and the Selling Shareholders have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell, nor are the Selling Shareholders seeking an offer to buy, the Class A Ordinary Shares offered by this prospectus in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus or in any applicable prospectus supplement is accurate only as of the date on the front cover thereof or the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or any sales of the Class A Ordinary Shares offered hereby or thereby.

If necessary, the specific manner in which the Class A Ordinary Shares may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any prospectus supplement, you should rely on the information in such prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus nor any distribution of the Class A Ordinary Shares pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations, and prospects may have changed since such date.

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus or in a prospectus supplement to:

●	“AHYS” are to Anhui Yousheng New Energy Co., Ltd., a limited liability company established pursuant to PRC laws on May 16, 2013, which is controlled by WFOE (as defined below) with 100% equity ownership;

●	“BVI” are to the British Virgin Islands;

●	“China” and the “PRC” are to the People’s Republic of China;

●	“CD Youyineng” are to Chengdu Youyineng Automobile Service Co., Ltd., a limited liability company established pursuant to PRC laws on October 29, 2020, and is wholly owned by AHYS;

●	“Class A ordinary shares” are to our Class A ordinary shares, par value US$0.0001 per share;

●	“Class B ordinary shares” are to our Class B ordinary shares, par value US$0.0001 per share;

●	“EV” are to electric vehicle;

●	“Hong Kong” or “HK” are to the Hong Kong Special Administrative Region of the PRC;

●	“ISO” are to a series of quality management and quality assurance standards published by International Organization for standardization, a non-government organization based in Geneva, Switzerland, for assessing the quality systems of business organizations;

●	“mainland China” are to the mainland China of the PRC, excluding Taiwan, the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

●	“our PRC subsidiaries”, or “PRC operating subsidiaries,” are to AHYS and its subsidiaries, including CD Youyineng, SH Youteng (defined below), SH Youxu (defined below), Youpin (defined below), Youpin SD (defined below), and their respective subsidiaries;

●	“RMB” and “Renminbi” are to the legal currency of China;

●	“shares,” “Shares,” or “Ordinary Shares” are to our Class A ordinary shares and our Class B ordinary shares, collectively;

●	“SH Youteng” are to Shanghai Youteng Automobile Service Co., Ltd., a limited liability company established pursuant to PRC laws on November 3, 2020, and AHYS holds 70% of its equity interest;

●	“SH Youxu” are to Shanghai Youxu New Energy Technology Co., Ltd., a limited liability company established pursuant to PRC laws on March 22, 2021, and AHYS holds 70% of its equity interest;

●	“SME dealers” are to small and medium sized vehicle dealers;

●	“UK” are to the United Kingdom, made up of England, Scotland, Wales and Northern Ireland;

●	“U.S.”, “US” or “United States” are to United States of America, its territories, its possessions and all areas subject to its jurisdiction;

●	“US$,” “$” and “U.S. dollars” are to the legal currency of the United States;

●	“we,” “us,” the “Company,” “our”, and “Upincar” are to U Power Limited, the Cayman Islands holding company, and its predecessor entity and its subsidiaries, as the context requires;

●	“WFOE” are to our wholly owned Chinese subsidiary, Shandong Yousheng New Energy Technology Development Co., Ltd., a limited liability company established pursuant to PRC laws on January 27, 2022;

●	“Youpin” are to Youpin Automobile Service Group Co., Ltd., a limited liability company established pursuant to PRC laws on July 18, 2013, and AHYS holds 54.37% of its equity interest; and

●	“Youpin SD” are to Youpin Automobile Service (Shandong) Co., Ltd., a limited liability company established pursuant to PRC laws on June 30, 2020, and AHYS holds 87% of its equity interest.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions, and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions, or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Prospectus Summary

Investors are cautioned that the Class A Ordinary Shares offered under this prospectus are securities of U Power Limited, our Cayman Islands holding company, which is not a Chinese operating company, nor does it have any substantive business operations. U Power Limited conducts business in China through PRC operating entities.

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus (as supplemented or amended), including our consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference in this prospectus from our other filings with the SEC, before making an investment decision.

Overview

We are a provider in China of comprehensive AI-integrated energy solutions that connect electric vehicles (EVs) with advanced energy infrastructure, optimizing both mobility and grid performance. Originally, we were a distributor of various battery-swapping station models built on our proprietary modular battery-swapping technology, UOTTA™, and have since evolved into a provider of AI-integrated solutions for energy grids and transportation systems.

Through investments in next-generation technologies, we are endeavoring to build intelligent ecosystems that integrate resilient AI-driven solutions to transform EVs into dynamic energy assets. By incorporating AI algorithms, our comprehensive solutions for smart energy grids are designed to support autonomous EV driving, optimize energy replenishment efficiency, and seamlessly connect EV assets with advanced AI-powered transportation systems, enabling peak and off-peak energy load balancing.

From our commencement of operations in 2013 through fiscal year 2022, we were principally engaged in the provision of vehicle sourcing services. For such services, we brokered sales of vehicles between automobile wholesalers and buyers, including SME dealers and individual customers primarily located in the lower-tier cities in China, which are smaller and less developed than the tier-1 or tier-2 cities. We focused on building business relationships with our sourcing partners and developed a vehicle sourcing network. As of the date of this prospectus, our vehicle sourcing network consisted of approximately 100 wholesalers and 30 SME dealers located in lower-tier cities in China . For fiscal years ended December 31, 2023, 2024 and 2025, our revenues from the sourcing business were RMB1.5 million, RMB0.1 million and RMB 1.1 million, which constituted 7.7%, 0.1% and 2.7%, respectively, of our total revenue.

Beginning in 2020, we gradually shifted our focus from the vehicle sourcing business to the development of our proprietary battery-swapping technology, or UOTTA technology. According to Frost & Sullivan, the PRC government will focus on promoting the electrification of commercial vehicles in the next few years, and it is expected that the sales volume of electric commercial vehicles will grow from 218.9 thousand units in 2022 to 431.0 thousand units in 2026 at a compound annual growth rate (“CAGR”) of 18.5% in China, and with the increasing penetration rates of electric commercial vehicles and the expanding battery-swapping infrastructure network, the market size by revenue of battery swapping solutions for electric commercial vehicles is expected to increase from approximately RMB22,097.6 million in 2022 to RMB176,615.1 million in 2026, representing a CAGR of 68.1%. In order to capture the opportunities arising from such growth, our plan is to develop a comprehensive EV battery power solution based on UOTTA technology, which mainly consists of: (i) vehicle-mounted supervisory control units that monitor the real-time status of an EV’s battery packs; (ii) customized vehicle control units (“VCUs”), which upload real-time data of the electric vehicle, such as its battery status, real-time location and safety status, to our data platform, using Bluetooth and/or Wi-Fi technologies; (iii) our data management platform, which collects and synchronizes real-time information of the EVs uploaded by their respective VCUs, and provides information on the availability and locations of compatible UOTTA battery-swapping stations that assist drivers in locating the nearest compatible UOTTA battery-swapping station(s) available when the EV’s battery is determined to be lower than a certain level; and (iv) UOTTA battery-swapping stations designed for precise positioning, rapid disassembly, compact integration and flexible deployment of battery swapping for compatible EVs.

We have established in-house capabilities in the innovation of EV battery-swapping technology. Through our research and development efforts, we are developing an intellectual property portfolio in furtherance of the foregoing goals. As of the date of this prospectus, we had 51 issued patents and 18 pending patent applications in China. Our research and development team is committed to technology innovation. As of the date of this prospectus, our research and development team consisted of 25 personnel and is led by Mr. Rui Wang and Mr. Zhanduo Hao, each of whom has experience of over 20 years in the electric power sector.

In 2021, leveraging years of automobile industry experience, we started cooperating with major automobile manufactures to jointly develop UOTTA-powered EVs, by adapting selected EV models with our UOTTA technology. According to Frost & Sullivan, compared with passenger EV drivers, drivers of commercial-use EVs experience more range anxiety and are more motivated to shorten, or even eliminate, time spent on recharging EVs, therefore, we intend to primarily focus on developing commercial-use UOTTA-powered EVs, such as ride-hailing passenger EVs, small logistics EVs, light electric trucks, and heavy electric trucks, and their compatible UOTTA battery-swapping stations. As of the date of this prospectus, we have entered into cooperating agreements with two major Chinese automobile manufacturers, FAW Jiefang Qingdao Automotive Co., Ltd, and HUBEI TRI-RING Motor Co., Ltd, to jointly develop UOTTA-powered electric trucks. We also have engaged with one battery-swapping station manufacture to jointly develop and manufacture UOTTA battery-swapping stations that are compatible with UOTTA-powered EVs.  Our UOTTA battery-swapping stations are designed for precise positioning, rapid disassembly, compact integration and flexible deployment, allowing battery replacement within several minutes. As of the date of this prospectus, we realized sales of eleven battery-swapping stations. In August 2021, we completed the construction of our own battery-swapping station factory in Zibo City, Shandong Province (the “Zibo Factory”), which commenced manufacturing UOTTA battery-swapping stations in January 2022. In January 2022, we started operating a battery-swapping station, and in March 2023, we started operating a second battery-swapping station, both in Quanzhou City, Fujian Province, pursuant to our station cooperation agreement with Quanzhou Xinao. In order to provide a comprehensive battery power solution based on UOTTA technology, we are in the process of developing a data management platform that connects UOTTA-powered EVs and stations, and assists the UOTTA-powered EV drivers in locating the closest compatible UOTTA swapping-stations on their routes. We believe we have made significant progress in entering into the EV market as of the date of this prospectus, however, there is no assurance that we will be able to execute our business plan to expand into the EV market as we have planned. For fiscal years ended December 31 2023, 2024, and 2025, our revenues from the EV business were RMB17.1 million, RMB41.8 million, and RMB36.6 million, which constituted 86.3%, 94.5%, and 89.1%, respectively, of our total revenue.

Recent Development

Variation of Share Capital

Unless otherwise indicated, all share amounts and per share amounts in this subsection are not presented to give effect to the 1-for-10 share consolidation, which was effected on April 1, 2026.

The 2024 annual general meeting of shareholders (the “2024 AGM”) of the “Company was held on August 13, 2024. At the 2024 AGM, the shareholders of the Company adopted the following resolutions with respect to the variation of share capital:

(a)	re-designated all of the issued shares of a par value of US$0.00001 each (the “Shares”) in the capital of the Company (other than the 71,250 Shares held by U Create Limited, the 157,859 Shares held by U Trend Limited, the 149,435 Shares held by Upincar Limited and the 209,644 Shares held by Fortune Light Assets Ltd) into Class A Ordinary Shares of US$0.00001 each, with each Class A Ordinary Share entitled to one vote;

(b)	re-designated the 71,250 Shares held by U Create Limited, the 157,859 Shares held by U Trend Limited, the 149,435 Shares held by Upincar Limited and the 209,644 Shares held by Fortune Light Assets Ltd into Class B Ordinary Shares of US$0.00001 each, with each Class B Ordinary Share entitled to 20 votes;

(c)	re-designated 3,996,621,812 authorized but unissued Shares as Class A Ordinary Shares; and

(d)	re-designated 1,000,000,000 authorized but unissued Shares as Class B Ordinary Shares,

As a result, immediately following the 2024 AGM, the authorized share capital of the Company was varied from US$50,000 divided into 5,000,000,000 Ordinary Shares of par value of US$0.00001 each to US$50,000 divided into 3,999,411,812 Class A Ordinary Shares of a par value of US$0.00001 each, and 1,000,588,188 Class B Ordinary Shares of a par value of US$0.00001 each.

Entry Into two Material Definitive Agreements with Fortune Light Assets Ltd.

Unless otherwise indicated, all share amounts and per share amounts in this subsection are not presented to give effect to the 1-for-10 share consolidation, which was effected on April 1, 2026.

On May 13, 2024, we entered into a subscription agreement with Fortune Light Assets Ltd. (“FLA”). Pursuant to the subscription agreement, FLA agreed to subscribe for and purchase, and the Company agreed to issue and sell to FLA, pursuant to Regulation S under the Securities Act of 1933, as amended, an aggregate of 209,644 Ordinary Shares of the Company, par value US$0.00001 per share, at a purchase price of $4.77 per share, for an aggregate purchase price of $1,000,001.88. The closing of the transaction took place on June 15, 2024. Pursuant to the subscription agreement, FLA is entitled to the following: (i) one demand registration with respect to the 209,644 Ordinary Shares (such demand registration right will be terminated on the six-month anniversary of the execution date of the subscription agreement); and (ii) the purchase of up to 492,611 Ordinary Shares of the Company at a per share price of $6.09 for a total purchase price of up to $3,000,000, pursuant to an agreement which shall be in customary form reasonably acceptable to the parties, and such right to purchase additional shares will be terminated on the two-year anniversary of the execution date of the subscription agreement.

On June 24, 2024, we entered into a subscription agreement with FLA. Pursuant to the subscription agreement, FLA agreed to subscribe for and purchase, and the Company agreed to issue and sell to FLA, pursuant to Regulation S under the Securities Act of 1933, as amended, an aggregate of 209,644 Ordinary Shares of the Company, par value US$0.00001 per share, at a purchase price of $4.77 per share, for an aggregate purchase price of $1,000,001.88. The closing of the transaction took place on July 3, 2024. Pursuant to the subscription agreement, FLA is entitled to the following: (i) one demand registration with respect to the 209,644 Ordinary Shares (such demand registration right will be terminated on the six-month anniversary of the execution date of the subscription agreement); and (ii) the purchase of up to 164,204 Ordinary Shares of the Company at a per share price of $6.09 for a total purchase price of up to $1,000,002.36, pursuant to an agreement which shall be in customary form reasonably acceptable to the parties, and such right to purchase additional shares will be terminated on the two-year anniversary of the execution date of this subscription agreement.

Entry Into a Material Definitive Agreements with Big Benefit Ltd.

Unless otherwise indicated, all share amounts and per share amounts in this subsection are not presented to give effect to the 1-for-10 share consolidation, which was effected on April 1, 2026.

On May 23, 2024, we entered into a subscription agreement with Big Benefit Ltd. (“BBL”). Pursuant to the subscription agreement, BBL agreed to subscribe for and purchase, and the Company agreed to issue and sell to BBL, pursuant to Regulation S under the Securities Act of 1933, as amended, an aggregate of 419,289 Ordinary Shares of the Company, par value US$0.00001 per share, at a purchase price of $4.77 per ordinary share, for an aggregate purchase price of $2,000,008.53.

The closing of the transaction took place on June 10, 2024. BBL is entitled to demand registration with respect to the 419,289 Ordinary Shares (such demand registration right will expire on the six-month anniversary of the execution date of the subscription agreement).

Joint Venture in Thailand (December 2024)

On December 25, 2024, U SWAP Co., Ltd., signed a cooperation agreement with Ezzy Transporter (Thailand) Company Limited (“Ezzy Transporter”) to establish Greendrive Tech Co. Ltd. (“Greendrive”), a company formed for the purpose of expanding the market for and facilitating the sale of electric vehicles (“EVs”) in Thailand (the “Joint Venture”). Pursuant to the agreement, the parties to the Joint Venture will seek to integrate the Company’s proprietary UOTTA battery-swapping technology into a diversified fleet of vehicles in Thailand, including taxis, ride-sharing vehicles, and multipurpose pickup trucks.

The Joint Venture will undertake the three following principal areas of strategic development:

1.	Customization of battery-swapping EVs to meet targeted customer requirements;

2.	Development of a comprehensive battery-swapping ecosystem within the taxi and ride-sharing markets, including vehicle sales, battery-swapping station operations, and end-of-life vehicle recycling initiatives; and

3.	Marketing and distribution of battery-swapping pick-up trucks, with an emphasis on building and expanding a robust dealer network throughout Thailand.

Through these complementary activities, the Joint Venture is expected to deliver integrated EV solutions across the entire electric vehicle value chain in the region.

Greendrive’s initial production run is scheduled for completion in 2026 and will consist of approximately 2,000 custom-built sedans and multipurpose pickup trucks equipped with UOTTA technology. The Company also intends to explore future cooperation opportunities with other strategic partners to invest in and expand the UOTTA battery-swapping station infrastructure in Thailand, with the objective of supporting the full-scale commercialization of the UOTTA battery-swapping model amid Thailand’s ongoing transition toward electric mobility.

Entry into a Material Definitive Agreement with certain institutional investors (January 2025)

Unless otherwise indicated, all share amounts and per share amounts in this subsection are not presented to give effect to the 1-for-10 share consolidation, which was effected on April 1, 2026.

On January 24, 2025, we entered into a securities purchase agreement with certain institutional investors, pursuant to which we issued and sold i) in a registered direct offering 648,000 Class A ordinary shares of US$0.00001 each and pre-funded warrants to purchase up to 393,668 Class A ordinary shares of US$0.00001 each (the “January 24, 2025 Pre-funded Warrants”), and ii) in a concurrent private placement, common warrants to purchase up to 1,562,502 Class A ordinary shares of US$0.00001 each (the “January 24, 2025 Common Warrants”), which have an exercise price of $4.80 per Class A ordinary share of US$0.00001 each, are exercisable immediately as of such date and will expire on January 28, 2030 (the “January 2025 Offering”). The combined offering price for each Class A ordinary share of US$0.00001 each and accompanying January 24, 2025 Common Warrant was $4.80. The closing of the transaction took place on January 27, 2025. The gross proceeds to the Company were approximately $5.0 million before deducting the placement agent’s fees and other offering expenses.

The Class A ordinary shares of US$0.00001 each, the January 24, 2025 Pre-Funded Warrants and the Class A ordinary shares of US$0.00001 each underlying the January 24, 2025 Pre-funded Warrants were offered by the Company pursuant to a registration statement on Form F-3 (File No.333-282901), previously filed and declared effective by the SEC on November 8, 2024, the base prospectus filed as part of the registration statement on Form F-3, and the prospectus supplement dated January 24, 2025. The issuance of the January 24, 2025 Common Warrants described above was exempt from the registration requirements of the Securities Act, pursuant to an exemption provided by Section 4(a)(2) thereof and/or Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

Entry Into a Material Definitive Agreement with Certain Institutional Investors (July 2025)

Unless otherwise indicated, all share amounts and per share amounts in this subsection are not presented to give effect to the 1-for-10 share consolidation, which was effected on April 1, 2026.

On July 24, 2025, we entered into a securities purchase agreement (the “July 2025 SPA”) with certain institutional investors, pursuant to which we issued and sold (i) in a registered direct offering 445,000 Class A ordinary shares of the Company, par value $0.00001 per share, and certain pre-funded warrants to purchase up to 106,628 Class A ordinary shares of the Company, par value $0.00001 per share, and (ii) in a concurrent private placement, certain common warrants to purchase up to 551,628 Class A ordinary shares of the Company, par value $0.00001 per share, which common warrants have an exercise price of $2.50 per Class A ordinary share of the Company, par value $0.00001 per share, are exercisable immediately and will expire on July 24, 2030. The combined offering price for each Class A ordinary share of the Company, par value $0.00001 per share, and accompanying common warrant was $2.50. The closing of the transaction took place on July 25, 2025. The gross proceeds to the Company were $1.38 million before deducting the placement agent’s fees and other offering expenses.

The Class A ordinary shares, the pre-funded warrants and the Class A ordinary shares underlying the pre-funded warrants were offered by the Company pursuant to a registration statement on Form F-3 (File No.333-282901), previously filed and declared effective by the SEC on November 8, 2024, the base prospectus filed as part of the registration statement on Form F-3, and the prospectus supplement dated July 24, 2025. The issuance of the common warrants described above was exempt from the registration requirements of the Securities Act, pursuant to an exemption provided by Section 4(a)(2) thereof and/or Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

Entry into Material Agreements with Maxim Group LLC and an institutional investor (December 2025)

On December 1, 2025, we entered into a placement agency agreement (the “Placement Agency Agreement”) with Maxim Group LLC, as the sole placement agent, and a securities purchase agreement (the “December 2025 SPA”) with an institutional investor, pursuant to which the Company received US$2,013,600 in consideration for the issuance of a series of senior secured promissory notes (collectively, the “2025 Senior Secured Promissory Notes”) in the original aggregate principal amount of US$2,517,000 to the institutional investor.

The 2025 Senior Secured Promissory Notes were issued with twenty percent (20%) original issue discount, and bear no interest unless an event of default occurs, and are due and payable by the Company on the maturity date of March 1, 2026. Any principal or other amounts due under the December 2025 SPA and the 2025 Senior Secured Promissory Notes that are not paid when due (excluding amounts already accruing interest at the default rate established therefor under the 2025 Senior Secured Promissory Notes) will incur a late charge equal to 18% per annum from the due date until fully paid.

Additionally, on December 1, 2025, the institutional investor and certain subsidiaries of the Company (collectively, the “Pledgors”), entered into a pledge agreement (the “Pledge Agreement”), pursuant to which the Pledgors pledged their respective interests in ordinary shares of the Company and other related collateral (collectively, the “Pledged Collateral”) to the investor, to secure the prompt payment and performance of all obligations under the 2025 Senior Secured Promissory Notes, the December 2025 SPA, and related transaction documents. Concurrently therewith, the Company, the Pledgors, and the institutional investor entered into an equity interest control agreement to perfect the security interest pledged in the Pledged Collateral pursuant to the Pledge Agreement.

In accordance with the terms of the Senior Secured Promissory Notes, in the event of any delay in the repayment of principal, the Company was required to pay a late charge at a rate equal to 18% per annum, calculated from the applicable due date until such amount is fully paid.

The securities described above were sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The investor is an accredited investor that purchased the securities as an investment in a private placement that did not involve a general solicitation.

On March 20, 2026], the Company repaid US$$2,539,653.00 to settle the outstanding principal balance due on the 2025 Senior Secured Promissory Notes and the 18% per annum late charge (which accrued as of their maturity on March 1, 2026).

Change of Voting Power (December 2025)

Unless otherwise indicated, all share amounts and per share amounts in this subsection are not presented to give effect to the 1-for-10 share consolidation, which was effected on April 1, 2026.

At the 2025 annual general meeting of the Company held on December 5, 2025, the shareholders of the Company approved three resolutions (i) authorizing the increase of the voting power of the Class B ordinary shares from twenty (20) to one hundred (100) votes per share; (ii) adopting a third amended and restated memorandum and articles of association; and (iii) authorizing the following conditional share consolidations:

(A) on a date when the closing market price per Class A ordinary shares of par value of US$0.00001 each is less than US$1.00, or on such date as any director, chief executive officer or chief operating officer of the Company deems advisable, each 10 ordinary shares of a par value of US$0.00001 each be consolidated into 1 (one) ordinary share of a par value of US$0.0001 each, such that following such share consolidation, the authorized share capital of the Company will be US$50,000 divided into 399,941,181.2 Class A ordinary shares of a par value of US$0.0001 each, and 100,058,818.8 Class B ordinary shares of a par value of US$0.0001 each (the “First Share Consolidation”);

(B) following the First Share Consolidation, on a date when the closing market price per the Class A ordinary share of a par value of US$0.0001 each is less than US$1.00, or on such date as any director, chief executive officer or chief operating officer of the Company deems advisable, each 20 ordinary shares of a par value of US$0.0001 each be consolidated into 1 (one) ordinary share of a par value of US$0.002 each, such that following such share consolidation, the authorized share capital of the Company will be US$50,000 divided into 19,997,059.06 Class A ordinary shares of a par value of US$0.002 each, and 5,002,940.94 Class B ordinary shares of a par value of US$0.002 each (the “Second Share Consolidation”);

(C) following the Second Share Consolidation, on a date when the closing market price per the Class A ordinary share of a par value of US$0.002 each is less than US$1.00, or on such date as any director, chief executive officer or chief operating officer of the Company deems advisable and may determine in his or her absolute discretion, each 20 ordinary shares of a par value of US$0.002 each be consolidated into 1 (one) ordinary share of a par value of US$0.04 each, such that following such share consolidation, the authorized share capital of the Company will be US$50,000 divided into 999,852.953 Class A ordinary shares of a par value of US$0.04 each, and 250,147.047 Class B ordinary shares of a par value of US$0.04 each (the “Third Share Consolidation”, and together with the First Share Consolidation and the Second Share Consolidation, the “Share Consolidations”); and

(D) all fractional shares (after aggregating all fractional shares that would otherwise be received by a shareholder) resulting from each of the Share Consolidations will be rounded up to the whole number of shares.

Warrant Exchange and Cancellation Agreement with SABBY VOLATILITY WARRANT MASTER FUND LTD. (March 2026)

Unless otherwise indicated, all share amounts and per share amounts in this subsection are not presented to give effect to the 1-for-10 share consolidation, which was effected on April 1, 2026.

On March 18, 2026, we entered into a Warrant Exchange and Cancellation Agreement (the “Exchange Agreement”) with SABBY VOLATILITY WARRANT MASTER FUND LTD. (the “Holder”), pursuant to which the Holder agreed to the full surrender and cancellation of 551,628 ordinary share purchase warrants previously issued to the Holder on July 25, 2025 (the “Cancelled Warrants”). Upon such cancellation, all rights under the Cancelled Warrants, including the price reset mechanisms set forth in Section 3(b) thereof, were terminated and are of no further force or effect.

In exchange for the cancellation of the Cancelled Warrants, the Company agreed to issue 3,000,000 Class A ordinary shares of the Company, par value $0.00001 per share, to the Holder (the “Exchange Shares”).

The exchange of the Cancelled Warrants for the Exchange Shares was made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act. No commission or other remuneration was paid or given, directly or indirectly, for soliciting such exchange.

As of the date of this annual report, all the Exchange Shares were issued to the Holder.

Follow-on Offering (March 2026)

Unless otherwise indicated, all share amounts and per share amounts in this subsection are not presented to give effect to the 1-for-10 share consolidation, which was effected on April 1, 2026.

On March 20, 2026, the Company closed its underwritten follow-on offering (the “March 2026 Offering”) of 13,360,000 units (each, a “Unit,” and, collectively, the “Units”), with each Unit consisting of (i) one Class A ordinary share, par value $0.00001 per share , and (ii) one Class A warrant to purchase one Class A ordinary share, par value $0.00001 per share, (each, a “Class A Warrant,” and, collectively, the “Class A Warrants”), at a public offering price of $0.449 per Unit, for aggregate gross proceeds to the Company of approximately $6 million, before deducting underwriting discounts and offering expenses payable by the Company. The Units, the Class A ordinary shares, par value $0.00001 per share, the Class A Warrants, and the shares underlying the Class A Warrants are collectively referred to herein as the “March 2026 Securities.” The Company also granted the underwriter an over-allotment option exercisable for up to forty-five (45) days after the date of the March 2026 Offering, which permits the underwriter to purchase a maximum of 2,004,000 additional Class A ordinary shares, par value $0.00001 per share, and/or 2,004,000 additional Class A Warrants to purchase Class A ordinary shares, par value $0.00001 per share. On March 19, 2026, the underwriter partially exercised its over-allotment option to purchase 1,890,000 Class A Warrants.

The Class A Warrants have a one-year term, are immediately exercisable after issuance, and had an initial exercise price of $0449 per Class A ordinary share, par value $0.00001 per share. On the 2nd and 5th trading day following the closing of the March 2026 Offering, the exercise price of the Class A Warrants was reduced to 70% and 50% of the initial exercise price, or $0.3143 and $0.2245 per Class A ordinary share, par value $0.00001 per share, respectively. Upon each adjustment to the exercise price for the Class A Warrants, the number of issuable shares underlying the Class A Warrants were proportionally increased so that so that after such adjustment the aggregate exercise price of the Class A Warrants remained the same. The Class A Warrants also provide for a zero exercise price option, in which the holder will receive two (2) Class A Ordinary Shares that would be issuable upon a cash exercise of the Class A Warrant, without payment of additional consideration.

The March 2026 Securities were offered pursuant to the Company’s registration statement on Form F-1, as amended (File No. 333-294161), which was initially filed with the SEC on March 10, 2026 and declared effective by the SEC on March 18, 2026.

The March 2026 Offering was conducted pursuant to an underwriting agreement, dated March 19, 2026, by and between the Company and Maxim Group LLC, as the sole book-running.

First Share Consolidation (April 2026)

On March 25, 2026, the Company announced on a report on Form 6-K plans to effectuate a consolidation of all of the Company’s authorized issued and unissued ordinary shares on a 10:1 basis taking effect at the commencement of trading on April 1, 2026. As a result, each 10 ordinary shares of a par value of US$0.00001 each were consolidated into 1 (one) ordinary share of a par value of US$0.0001 each, and following such share consolidation, the authorized share capital of the Company was changed to US$50,000 divided into 399,941,181.2 Class A Ordinary Shares of a par value of US$0.0001 each, and 100,058,818.8 Class B Ordinary Shares of a par value of US$0.0001 each.

Entry into Material Agreements with certain investors (April 2026)

On April 7, 2026, the Company entered into subscription agreements (collectively, the “April 7, 2026 Subscription Agreements”) with seven purchasers. Pursuant to the April 7, 2026 Subscription Agreements, and in reliance on Regulation S, certain investors agreed to subscribe for and purchase from the Company, and the Company agreed to issue and sell to such investors, an aggregate of 2,900,000 Class A Ordinary Shares at a purchase price of $1.10 per share, for an aggregate purchase price of $3,190,000. The investors represented that they were not residents of the United States and were not “U.S. persons,” as defined in Rule 902(k) of Regulation S, and were not acquiring the Class A Ordinary Shares for the account or benefit of any U.S. person.

The entry into the April 7, 2026 Subscription Agreements and the transactions contemplated thereby were approved by the Company’s board of directors on April 6, 2026.

Entry into Material Agreements with certain investors (April 2026)

On April 27, 2026, the Company entered into certain subscription agreements (collectively, the “April 27, 2026 Subscription Agreements”) with ten purchasers. Pursuant to the April 27, 2026 Subscription Agreements, and in reliance on Regulation S, the purchasers agreed to subscribe for and purchase from the Company, and the Company agreed to issue and sell to the purchasers, an aggregate of 15,670,737 Class A Ordinary Shares at a purchase price of $1.64 per share, for an aggregate purchase price of $25.7 million. Each of the purchasers represented that they were not residents of the United States and were not “U.S. persons,” as defined in Rule 902(k) of Regulation S, and were not acquiring the Class A Ordinary Shares for the account or benefit of any U.S. person.

The entry into the April 27, 2026 Subscription Agreements and the transactions contemplated thereby were approved by the Company’s board of directors on April 24, 2026.

Corporate Structure

We are a Cayman Islands exempted company incorporated on June 17, 2021. Exempted companies are Cayman Island companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act (As Revised) of the Cayman Islands.

The following diagram illustrates our corporate structure as of the date of this prospectus.

(1)	On December 25, 2024, U SWAP Co., Ltd., signed a cooperation agreement with Ezzy Transporter (Thailand) Company Limited to establish Greendrive Tech Co. Ltd in Thailand. On March 5, 2025, Greendrive Tech Co., Ltd. was incorporated in Thailand. As of the date of this annual report, Swap Co Ltd. holds a 70% equity interest in Greendrive Tech Co. Ltd. and Ezzy Transporter (Thailand) Company Limited holds the remaining 30% equity interest.

Regulatory Developments on Overseas-listing

On July 6, 2021, the relevant PRC governmental authorities made public the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies.

On December 24, 2021, the China Securities Regulatory Commission, or the CSRC, issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (the “Administration Provisions”), and the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (the “Measures”), of which the public comment period ended on January 23, 2022. The Administration Provisions and Measures for overseas listings lay out specific requirements for filing documents and include unified regulation management, strengthening regulatory coordination, and cross-border regulatory cooperation. Domestic companies seeking to list abroad must carry out relevant security screening procedures if their businesses involve such supervision. Companies endangering national security are among those off-limits for overseas listings.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), (《境内企业境外发行证券和上市管理试行办法》), which has become effective on March 31, 2023. On the same date of the issuance of the Overseas Listings Rules, the CSRC circulated No.1 to No.5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of CSRC, or collectively, the Guidance Rules and Notice. The Overseas Listings Rules, together with the Guidance Rules and Notice, reiterate the basic supervision principles as reflected in the Administration Provisions and Measures by providing substantially the same requirements for filings of overseas offering and listing by domestic companies.

Under the Trial Measures and the Guidance Rules and Notice, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following submission of initial public offerings or listing applications. The companies that have already been listed on overseas stock exchanges or have obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing before March 31, 2023 and completed their overseas offering and listing prior to September 30, 2023, such as us, shall be deemed to be existing issuers (the “Existing Issuers”). Existing Issuers are not required to complete the filing procedures for listing overseas immediately, but are required to file with the CSRC for any subsequent offerings in the same overseas market within 3 working days after the offering is completed. Any failure by us to comply with such filing requirements under the Trial Measures may result in forced corrections, warnings, and fines against us and could materially hinder our ability to offer or continue to offer our securities.

As of the date of this prospectus, neither we nor any of the PRC operating entities have been subject to any investigation, or received any notice, warning, or sanction from the CSRC or other applicable government authorities related to the offering of our securities.

Permissions from the PRC Authorities

As of the date of this prospectus, we and our PRC operating entities have received from PRC authorities all requisite licenses, permissions, and approvals needed to engage in the businesses currently conducted in the PRC, and no such permission or approval has been denied. These licenses, permissions, and approvals, which have been successfully obtained, are: (1) business licenses; and (2) auto dealer filings. However, in the future, if any additional approvals or permissions are required, we cannot assure you that any of these entities will be able to receive clearance of compliance requirements in a timely manner, or at all. Any failure to fully comply with any compliance requirements may cause our PRC operating entities, to be unable to operate their businesses in the PRC, subject them to fines, relevant businesses or operations suspension for rectification, or other sanctions.

On December 28, 2021, thirteen governmental departments of the PRC, including the Cyberspace Administration of China (“CAC”), issued the revised Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures require that any network platform operator which possesses the personal information of at least one million users must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries. As advised by our PRC counsel, Guantao Law Firm, since we are not an online platform operator that possesses over one million users’ personal information, we are not subject to the cybersecurity review with the CAC under the Cybersecurity Review Measures. However, as uncertainties remain regarding the interpretation and implementation of these laws and regulations, we cannot assure you that we will be able to comply with such regulations in all respects, and we may be ordered to rectify or terminate any actions that are deemed illegal by regulatory authorities. We may also become subject to fines and/or other sanctions and the costs of compliance with, and other burdens imposed by such laws and regulations may limit the use and adoption of our products, which may have material adverse effects on our business, operations, and financial condition.

On July 7, 2022, the CAC published the Measures for the Security Assessment of Outbound Data Transfer (《数据出境安全评估办法》), which became effective on September 1, 2022. The measures apply to the security assessment of important data and personal information collected and generated during operation within the territory of the People’s Republic of China and transferred abroad by a data handler. According to the Measures, a data handler shall file with the State Cyberspace Administration for security assessment via the Province Cyberspace Administration if it transfers data abroad under any of the following circumstances: (i) a data handler who transfers important data abroad; (ii) a critical information infrastructure operator, or a data handler processing the personal information of more than one million individuals transfers personal information abroad; (iii) since January 1 of the previous year, a data handler cumulatively transferred abroad the personal information of more than 100,000 individuals, or the sensitive personal information of more than 10,000 individuals; or (iv) any other circumstances where the security assessment for the outbound data transfer is required by the State Cyberspace Administration. As advised by our PRC counsel, Guantao Law Firm, since none of our PRC operating entities is a data handler that transfers data abroad under any of the aforementioned circumstances, the operations of the PRC operating entities, our continued listing, and this offering are not affected by the Measures for the Security Assessment of Outbound Data Transfer.

As of the date of this prospectus, our PRC operating entities have not received any notice from any authorities identifying the operating entities as a CIIO or requiring the operating entities to go through cybersecurity review or network data security review by the CAC, nor have our PRC operating entities been involved in any investigations on cybersecurity review initiated by the CAC or related governmental regulatory authorities. In addition, our PRC operating entities have not received any inquiry, notice, warning, or sanction in such respect. We believe that our PRC operating entities are in compliance with the aforementioned regulations and policies. However, our PRC operating entities could become subject to enhanced cybersecurity review or investigations launched by PRC regulators in the future. Any failure or delay in the completion of the cybersecurity review procedures or any other non-compliance with the related laws and regulations may result in fines or other penalties, including suspension of business, website closure, and revocation of prerequisite licenses, as well as reputational damage or legal proceedings or actions against the PRC operating entities, which may have material adverse effect on the PRC operating entities’ business, financial condition or results of operations.

In addition, on February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which took effect on March 31, 2023. Pursuant to the Trial Measures, PRC domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall file with the CSRC pursuant to the requirements of the Trial Measures within three working days following submission of relevant application for listing or completion of any subsequent offerings. If a domestic company fails to complete required filing procedures or conceals any material facts or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, and fines, and its controlling shareholders, actual controllers, and the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. As of the date of this prospectus, neither we nor any of the PRC operating entities have been subject to any investigation, or received any notice, warning, or sanction from the CSRC or other applicable government authorities related to the offering of our securities.

As of the date of this prospectus, we believe that, except the filing procedures with the CSRC pursuant to the Trial Measures and supporting guidelines, neither the Company, nor the PRC operating entities, will be required to obtain permission from any Chinese authorities to offer our securities based on PRC laws and regulations currently in effect, and neither we nor the PRC operating entities have been denied such permission by any Chinese authorities. However, we cannot assure you that the PRC regulatory agencies would take the same view as we do, and there is no assurance that our PRC operating entities will always be able to successfully update or renew the licenses or permits required for the relevant business in a timely manner or that these licenses or permits are sufficient to conduct all of their present or future business. If our PRC operating entities (i) do not receive or maintain required permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and our PRC operating entities, are required to obtain such permissions or approvals in the future, they could be subject to fines, legal sanctions, or an order to suspend their relevant services, which may materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless.

Distributions and Dividends

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either a profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business. As of the date of this prospectus, (1) the Company transferred approximately $5.89 million and $4.88 million to a subsidiary, Energy U Limited, in fiscal years 2025 and 2024, respectively, and no other cash transfers or transfers of other assets have occurred among the Company and its subsidiaries during such periods, and (2) the Company and its subsidiaries have not made any dividends or distributions to investors.  We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. As of the date of this prospectus, we have not installed any cash management policies that dictate how funds are transferred among the Company, its subsidiaries, or investors.

Our PRC operating entities receive substantially all of our revenue in RMB. Under our current corporate structure, to fund any cash and financing requirements we may have, we may rely on dividend payments from the PRC operating subsidiaries. Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from State Administration of Foreign Exchange (“SAFE”) by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from or registration with appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions.

Current PRC regulations permit our PRC subsidiaries to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each such entity in China may appropriate a portion of its after-tax profits for an employee welfare fund at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

Cash dividends, if any, on our Class A Ordinary Shares, will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and, as a result, may be subject to PRC withholding tax at a rate of up to 10.0%. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. The 5% withholding tax rate, however, does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to any dividends paid by WFOE, Shandong Yousheng New Energy Technology Development Co., Ltd, to its two direct Hong Kong holding companies. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Our Hong Kong subsidiaries intend to apply for the tax resident certificate if and when our PRC subsidiaries plan to declare and pay dividends to our Hong Kong subsidiaries.

As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — To the extent cash or assets of our business, or of our PRC or Hong Kong subsidiaries, is in mainland China or Hong Kong, such cash or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of cash or assets.”

Summary of Risk Factors

Investing in our Class A Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Class A Ordinary Shares. Below please find a summary of the principal risks we face, organized under relevant headings.

Risks Relating to Doing Business in China

Risks and uncertainties related to doing business in China include, but are not limited to, the following:

●	Changes in China’s economic, political or social conditions, laws, regulations or governmental policies could have a material adverse effect on our business, financial conditions and results of operations. PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably.

●	Substantial uncertainties in the promulgation, interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us.

●	Any actions by the Chinese government, including any decision to intervene or influence the operations of the operating entities or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to the operations of the PRC operating entities, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless.

●	We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection.

●	The M&A Rules and certain other PRC regulations may make it more difficult for us to pursue growth through acquisitions.

●	To the extent cash or assets of our business, or of our PRC or Hong Kong subsidiaries, is in mainland China or Hong Kong, such cash or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of cash or assets.

●	Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

●	Governmental control of currency conversion may limit our ability to utilize our income effectively and affect the value of your investment.

●	The PRC government exerts substantial influence over the manner in which we and our PRC subsidiaries must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S. exchanges, however, if we or our PRC subsidiaries are required to obtain approval in the future and are denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchanges, which would materially affect the interest of the investors.

●	The Holding Foreign Companies Accountable Act and the Accelerating Holding Foreign Companies Accountable Act call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing on the Nasdaq Capital Market, and Nasdaq may determine to delist our securities if the PCAOB determines that it cannot inspect or fully investigate our auditor.

●	Changes in international trade policies, or the escalation of tensions in international relations, particularly with regard to China, may adversely impact our business and operating results.

●	Trade disputes or the imposition of tariffs on imports and exports could affect international trade, and therefore could adversely affect our business.

Risks Relating to Our Business and Industry

Risks and uncertainties related to our business and industry include, but are not limited to, the following:

●	We have incurred substantial losses in the past and may incur losses in the future. There is substantial doubt about our ability to continue as a going concern.

●	We have limited operating history in an emerging and fast-growing market, and our historical financial and operating performance may not be indicative of our future prospects and results of operations.

●	We face intense competition and may not be able to compete effectively.

●	We may not be able to effectively manage our growth, control expenses or implement business strategies, any of which events may cause our PRC subsidiaries to be unable to provide services or deliver products with premium quality or compete effectively.

●	Any harm to our brands or reputation or any damage to the reputation of the third parties with whom we collaborate or failure to enhance brand recognition could have a material adverse effect on our results of operations and growth prospects.

●	We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

●	Some of our patent applications on UOTTA technology are currently pending, we cannot assure you that such patents will be approved, and we may not be able to prevent others from developing or exploiting competing technologies, which could have a material and adverse effect on our business, results of operations, financial condition and prospects.

●	Any significant disruption in our IT systems, including events beyond our control, or disruptions in our business partners’ IT systems, could have a material and adverse effect on our business and financial condition.

●	If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately report our results of operations, meet our reporting obligations or prevent fraud, and investor confidence and the market price of our shares may be materially and adversely affected.

●	Our business will be harmed if overall consumer demand suffers from a severe or sustained economic downturn or if there is an oversupply in the automobile industry, the EV industry or the battery-swapping station sector.

●	The seasonality of the automobile industry impacts our operating results.

Risks Related to Our Vehicle Sourcing Business

Risks and uncertainties related to our vehicle sourcing business, but are not limited to, the following:

●	Our vehicle sourcing network is crucial to the success of our business; if we fail to further develop or maintain our business relationships with sourcing partners at a sustainable cost, or at all, our business, financial condition and prospects would be materially and adversely affected.

●	The commissions from our sourcing services may decline in the future, and any material decrease in such commissions could harm our business, financial condition and results of operations.

●	We face intense competition in the sourcing market and may not be able to compete effectively.

●	Uncertainties relating to the growth of the Chinese automotive markets in general could adversely affect our sourcing business and results of operations.

●	Our business is sensitive to changes in the prices of new and used vehicles.

●	We rely on third-party carriers to transport vehicles to our customers, and they are subject to associated business risks and costs and with those of the transportation industry, generally, many of which risks and costs would be out of our control.

Risks Related to UOTTA-powered EV and Battery-Swapping Station Business

Risks and uncertainties related to our UOTTA-powered EV and Battery-Swapping Station business include, but are not limited to, the following:

●	We may encounter difficulties in entering into the EV market, which may materially and adversely affect our growth and business prospects.

●	Our future growth is dependent upon the demand for, and upon consumers’ willingness to adapt to, EVs and battery-swapping stations as a power solution.

●	Our success depends on our ability to successfully develop, market and sell UOTTA-powered EVs and battery-swapping stations.

●	If UOTTA-powered EVs and battery-swapping stations do not meet the expectations of customers and users, our business, financial condition and competitive position will be materially and adversely affected.

●	We may encounter difficulty promoting and marketing UOTTA-powered EVs and battery-swapping stations because of the lack of unified industry standards on EV batteries.

●	Our reliance on third parties for manufacturing UOTTA-powered commercial-use EVs and battery-swapping stations increases the risk that the supply of our products may become limited or interrupted or may not be of satisfactory quality and quantity.

●	If we fail to comply with regulatory requirements, our business could be adversely affected.

●	We may fail to maintain our strategic partnerships with auto manufacturers to jointly develop UOTTA-powered EVs.

●	We depend on third parties for the supply of components and parts to manufacture battery-swapping stations.

●	We could experience cost increases or disruptions in supply of raw materials or other components used in the manufacturing of battery-swapping stations.

●	Adverse conditions affecting one or more of our cooperating automobile manufacturers, battery-swapping station manufacturers and suppliers may negatively impact our business, financial condition and prospects.

●	We have experienced, and may continue to experience, delays in the development and launch of UOTTA-powered EV models in collaboration with our cooperating manufacturers.

●	The UOTTA-powered EVs we jointly develop with cooperating automobile manufacturers are subject to motor vehicle safety standards and the failure to satisfy such mandated safety standards would have a material adverse effect on our business and operating results.

●	The construction and operation of our battery-swapping station manufacturing facilities are subject to regulatory approvals or filings and may be subject to changes, delays, cost overruns or may not produce expected benefits.

●	The unavailability, reduction or elimination of government and economic incentives or government policies which are favorable for EVs, domestically produced vehicles or battery-swapping stations could have a material adverse effect on our business, financial condition and prospects.

Risks Related to Our Class A Ordinary Shares and the Trading Market

Risks and uncertainties related to our Class A Ordinary Shares and the trading market include, but are not limited to, the following:

●	An active trading market for our Class A Ordinary Shares may not develop or sustain, and the trading price for our ordinary shares may fluctuate significantly.

●	The trading price of our Class A Ordinary Shares has been, and is likely to continue to be, volatile, which could result in substantial losses to investors.

●	We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

●	The sale or availability for sale of substantial amounts of our Class A Ordinary Shares could adversely affect their market price.

●	Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Class A Ordinary Shares for return on your investment.

●	We incur substantially increased costs as a public company.

●	If we fail to maintain our Nasdaq listing, we may face increased regulatory burdens and reduced investor protections on over-the-counter markets.

●	Nasdaq has proposed a new $5 million minimum market value continued listing requirement that, if approved, could result in immediate suspension and delisting of our Class A Ordinary Shares without any cure period or opportunity to regain compliance.

●	Geopolitical conflicts involving Iran, military actions in the Middle East, and the war in Ukraine may adversely affect global economic conditions and cause significant volatility in the trading price of our Class A Ordinary Shares.

Risks Related to Our Capital Structure

Risks and uncertainties related to our Capital Structure, but are not limited to, the following:

●	Our dual class share structure with different voting rights may adversely affect the value and liquidity of the Class A Ordinary Shares.

●	Our dual class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

Corporate Information

Our principal executive offices are located at 18/F, building 3, science and Technology Industrial Park, Yijiang District, Wuhu City, Anhui Province (安徽省芜湖市弋江区科技产业园3号楼18层), People’s Republic of China. Our telephone number at this address is 00852-6859-3598. Our registered office in the Cayman Islands is located at the offices of Maples Corporate Services Limited at PO Box 309, Ugland House, Grand Cayman, KY-1104, Cayman Islands.

Investors should submit any inquiries to the address and telephone number of our principal executive offices. Our corporate website is http://www.upincar.com/. The information contained on our websites is not a part of this prospectus. Our agent for service of process in the United States is located at 122 East 42nd St 18th Floor, New York, NY 10168.

The SEC maintains a website at www.sec.gov that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC using its EDGAR system.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in gross revenues during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of our initial public offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed US$1.235 billion or we issue more than US$1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

Implications of Being a Foreign Private Issuer

As a company with less than US$1.235 billion in gross revenues during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of our initial public offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed US$1.235 billion or we issue more than US$1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under the heading “Item 3. Key Information—D. Risk Factors” in the 2025 Annual Report, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act that are incorporated herein by reference, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. See sections titled “Incorporation of Documents by Reference” and “Where You Can Find Additional Information” of this prospectus.

OFFER STATISTICS AND EXPECTED TIMETABLE

The Selling Shareholders may from time to time, offer and sell any or all of their Class A Ordinary Shares covered by this prospectus in one or more offerings. The Class A Ordinary Shares offered under this prospectus may be offered in amounts, at prices, and on terms to be determined at the time of sale. We will keep the registration statement of which this prospectus is a part effective until such time as all of the Class A Ordinary Shares covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement.

USE OF PROCEEDS

We will not receive any proceeds from the sale of any of our Class A Ordinary Shares by the Selling Shareholders. We have agreed to pay all expenses relating to registering the Class A Ordinary Shares covered by this prospectus. The Selling Shareholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale of the Class A Ordinary Shares covered hereby.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our memorandum and articles of association, as amended from time to time, are summaries and do not purport to be complete. Reference is made to our Third Amended and Restated Memorandum and Articles of Association, copies of which are filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as our “Third Amended Articles of Association”).

We were incorporated as an exempted company with limited liability under the Companies Act (As Revised) of the Cayman Islands (the “Cayman Companies Act”) on June 17, 2021. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are given for a period of up to 30 years);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Ordinary Shares

As of the date of this prospectus, our authorized share capital is US$50,000 divided into (i) 399,941,181.2 Class A Ordinary Shares and (ii) 100,058,818.8 Class B Ordinary Shares. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights as described below.

All of our issued and outstanding Ordinary Shares are fully paid and non-assessable. Our Ordinary Shares are issued in registered form and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our Ordinary Shares will not receive a certificate in respect of such Ordinary Shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares. We may not issue shares or warrants to bearer.

Subject to the provisions of the Cayman Companies Act and our Third Amended Articles of Association regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot, grant rights or options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaching to Ordinary Shares. No share may be issued at a discount except in accordance with the provisions of the Cayman Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

Voting. Holders of Class A Ordinary Shares shall at all times vote together as one class on all resolutions submitted to a vote by the Members. Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Ordinary Share shall entitle the holder thereof to one hundred (100) votes on all matters subject to vote at general meetings of the Company.

Conversion. Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof. The right to convert shall be exercisable by the holder of the Class B Ordinary Share delivering a written notice to the Company that such holder elects to convert a specified number of Class B Ordinary Shares into Class A Ordinary Shares. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares.

Dividends. Subject to any rights and restrictions of any other class of shares, our board of directors may, from time to time, declare dividends on the shares issued and authorize payment of the dividends out of our lawfully available funds. No dividends shall be declared by the board out of our company except the following:

●	profits; or

●	“share premium account,” which represents the excess of the price paid to our company on issue of its shares over the par or “nominal” value of those shares, which is similar to the U.S. concept of additional paid in capital.

However, no dividend shall bear interest against the Company.

Listing

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “UCAR.”

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Ordinary Shares is Transhare Corporation, at Bayside Center 1, 17755 North U.S. Highway 19, Suite #140, Clearwater, FL 33764.

Dividends

Subject to the provisions of the Cayman Companies Act and any rights and restrictions attaching to any of our shares:

(a)	the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

(b)	our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

The directors, when paying dividends to shareholders, may make such payment wholly or partly in cash and/or in specie. No dividend shall bear interest against our company.

Voting Rights

Subject to any rights or restrictions as to voting attached to any shares, (i) on a show of hands, every shareholder present in person or by proxy (or, if a corporation or other non-natural person, by its duly authorized representative or proxy) shall, at a general meeting of our Company, each have one vote; and (ii) on a poll, every shareholder present in pension or by proxy (or, if a corporation or other non-natural person, by its duly authorized representative or proxy) shall have one vote for each Class A Ordinary Share, and 100 votes for each Class B Ordinary Share.

Conversion Rights

Class A Ordinary Shares are not convertible. Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder, and each one Class B Ordinary Share is convertible into one Class A Ordinary Shares.

Modification of Rights of Shares

Whenever our capital is divided into different classes of shares, subject to any rights or restrictions for the time being attached to any class of shares, the rights attaching to any class of shares may only be materially adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class, or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Subject to any rights or restrictions for the time being attached to any class of shares, the rights conferred on the holders of the shares of any class shall not be deemed to be materially adversely varied by, inter alia, the creation, allotment, or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by us. The rights of the holders of our shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights, including, without limitation, the creation of shares with enhanced or weighted voting rights.

Alteration of Share Capital

Subject to the Cayman Companies Act, our shareholders may, by ordinary resolution:

(a)	increase our share capital by new shares of the amount fixed by that ordinary resolution;

(b)	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

(c)	sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(d)	cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Our shareholders may, by special resolution, reduce our share capital and any capital redemption reserve in any manner authorized by law.

Calls on Shares and Forfeiture

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares and each shareholder shall (subject to receiving at least 14 calendar days’ notice specifying the time or times of payment), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate of eight percent per annum. The directors may, at their discretion, waive payment of the interest wholly or in part.

We have a first and paramount lien on every share (whether or not fully paid) for all amounts (whether presently payable or not) payable at a fixed time or called in respect of that share. We also have a first and paramount lien on every share registered in the name of a person indebted or under liability to us (whether he is the sole registered holder of a share or one of two or more joint holders). The lien is for all amounts owing to us by the shareholder or the shareholder’s estate (whether or not presently payable). At any time the directors may declare a share to be wholly or in part exempt from the lien on shares provisions of our Third Amended Articles of Association. Our lien on a share extends to any amount payable in respect of it, including but not limited to dividends.

We may sell, in such manner as the directors may determine, any share on which we have a lien. However, no sale will be made unless an amount in respect of which the lien exists is presently payable or until the expiration of 14 calendar days after a notice in writing, demanding payment of such part of the amount in respect of which the lien exists as is presently payable has been given to the registered holder of the share, or the persons entitled thereto by reason of his death or bankruptcy.

Unclaimed Dividend

A dividend that remains unclaimed after a period of six calendar years from the date of declaration of such dividend may be forfeited by the board of directors and, if so forfeited, shall revert to the Company.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any call or installment of a call in respect of partly paid shares on the day appointed for payment, the directors may serve a notice on the shareholder requiring payment of the unpaid call or installment, together with any interest which may have accrued. The notice must name a further day (not earlier than the expiration of 14 calendar days from the date of the notice) on or before which the payment required by the notice is to be made, and must state that in the event of non-payment at or before the time appointed, the shares in respect of which the call is made will be liable to be forfeited.

If the requirements of any such notice are not complied with, the directors may, before the payment required by the notice has been made, resolve that any share in respect of which that notice has been given be forfeited.

A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeiture, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares forfeited, but his liability shall cease if and when we receive payment in full of the unpaid amount on the shares forfeited.

A certificate in writing made by a director that a share has been duly forfeited on a date stated in the certificate shall be conclusive evidence of the facts in the declaration as against all persons claiming to be entitled to the particular share(s).

The directors may accept the surrender for no consideration of any fully paid share.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share.

Redemption and Purchase of Own Shares

Subject to the Cayman Companies Act and our articles of association, we may:

(a)	issue shares that are to be redeemed or are liable to be redeemed, at our option or at the option of the shareholder holding those redeemable shares, in the manner and upon the terms as may be determined, before the issue of those shares, by either the directors or by the shareholders by special resolution;

(b)	purchase our own shares (including any redeemable shares) on the terms and in the manner which have been approved by the directors or by the shareholders by ordinary resolution or are otherwise authorized by our articles of association; and

(c)	make a payment in respect of the redemption or purchase of our own shares in any manner permitted by the Cayman Companies Act, including out of capital.

Transfer of Shares

Our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of such Ordinary Share unless:

(a)	the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

(b)	the instrument of transfer is in respect of only one class of Ordinary Shares;

(c)	the instrument of transfer is properly stamped, if required;

(d)	any fee related to the transfer has been paid to us; and

(e)	in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Share is to be transferred does not exceed four.

If our directors refuse to register a transfer, they are required, within three calendar months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 10 calendar days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as our board of directors may from time to time determine. The registration of transfers, however, may not be suspended, and our register of members may not be closed, for more than 30 calendar days in any calendar year.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under the Cayman Companies Act to inspect or obtain copies of our register of members or our corporate records (save for our memorandum and articles of association, our register of mortgages and charges and special resolutions of our shareholders).

General Meetings

As a Cayman Islands exempted company limited by shares, we are not obligated by the Cayman Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each calendar year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

Our chairman or a majority of our directors may call general meetings and they must on a shareholders’ requisition forthwith proceed to convene an extraordinary general meeting of our Company. A shareholders’ requisition is a requisition of shareholders holding at the date of deposit of the requisition shares which carry in aggregate not less than one-third of all votes attaching to our issued and outstanding shares that as at the date of the deposit carry the right to vote at our general meetings. The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at our registered office and may consist of several documents in like form, each signed by one or more requisitionist. If there are no directors as at the date of the deposit of the shareholders’ requisition or if the directors do not within 21 calendar days from the date of the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further 21 calendar days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened must not be held after the expiration of two calendar months after the expiration of the said 21 calendar days.

At least 10 calendar days’ notice shall be given for any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day, and the hour of the meeting and the general nature of the business and shall be given in the manner mentioned in our articles of association or in such other manner if any as may be prescribed by our Company. Notwithstanding the foregoing, a general meeting will, whether or not the notice specified in our articles of association has been given and whether or not the provisions of our articles of association regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed: (a) in the case of an annual general meeting, by all the shareholders (or their proxies) entitled to attend and vote thereat; and (b) in the case of an extraordinary general meeting, by two-thirds of the shareholders having a right to attend and vote at the meeting, present in person or by proxy or, in the case of a corporation or other non-natural person, by its duly authorized representative or proxy.

No business, except for the appointment of a chairman for the meeting, may be transacted at any general meeting unless a quorum of shareholders is present at the time when the meeting proceeds to business. One or more shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to all shares in issue and entitled to vote at such general meeting, present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative, shall be a quorum for all purposes.

If, within half an hour from the time appointed for the general meeting, a quorum is not present, the meeting will be dissolved.

The chairman may, with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 14 calendar days or more, notice of the adjourned meeting shall be given in accordance with our articles of association.

At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before, or on, the declaration of the result of the show of hands) demanded by the chairman of the meeting or any shareholder holding not less than 10 per cent of the votes attaching to the shares present in person or by proxy, and unless a poll is so demanded, a declaration by the chairman of the meeting that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of our Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

All questions submitted to a general meeting shall be decided by an ordinary resolution, except where a greater majority is required by our articles of association or by the Cayman Companies Act. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

Directors

Unless otherwise determined by our Company in general meeting, we are required to have a minimum of three directors and the exact number of directors will be determined from time to time by our board of directors.

A director may be appointed by ordinary resolution or by the directors. The Board may, by the affirmative vote of a simple majority of the remaining directors present and voting at a Board meeting, appoint any person as ad, to fill a casual vacancy on the Board or as an addition to the existing Board.

The remuneration of the directors may be determined by the directors or by ordinary resolution.

A director is not required to hold any shares in our Company by way of qualification. A director who is not a shareholder of our Company is nevertheless entitled to attend and speak at general meetings.

An appointment of a director may be on terms that the director will automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between our Company and the director, if any, but no such term will be implied in the absence of express provision. Each director whose term of office expires will be eligible for re-election at a meeting of the shareholders or re-appointment by the board of directors.

A director may be removed by ordinary resolution notwithstanding anything in our articles of association or in any agreement between our Company and such director (but without prejudice to any claim for damages under such agreement). A vacancy on the board of directors created by the removal of a director under the previous sentence may be filled by ordinary resolution or by the affirmative vote of a simple majority of the remaining directors present and voting at a meeting of the board of directors. The notice of any meeting at which a resolution to remove a director shall be proposed or voted upon must contain a statement of the intention to remove that director and such notice must be served on that director not less than 10 calendar days before the meeting. Such director is entitled to attend the meeting and be heard.

The office of a director will be vacated if the director:

(a)	becomes bankrupt or makes any arrangement or composition with his creditors;

(b)	dies or is found to be or becomes of unsound mind;

(c)	resigns his office by notice in writing to us;

(d)	without special leave of absence from the board of directors, is absent from meetings of the board of directors for three consecutive meetings and the board of directors resolves that his office be vacated; or

(e)	is removed from office pursuant to any other provision of our articles of association.

Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq listing rules. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq listing rules and will meet the criteria for independence set forth in Rule 10A-3 or Rule 10C-1 of the Exchange Act.

Powers and Duties of Directors

Subject to the provisions of the Cayman Companies Act and our Third Amended and Restated Memorandum and Articles of Association, our business shall be managed by the directors, who may exercise all our powers. No resolution passed by the shareholders in general meeting shall invalidate any prior act of the directors that would have been valid if that resolution had not been passed.

The directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors. Our board of directors have established an audit committee, a compensation committee, and a nomination and corporate governance committee.

The board of directors may establish any committees, local boards, or agencies for managing any of our affairs and delegate to it any of the powers, authorities, and discretions for the time being vested in the directors (with power to sub-delegate) and may appoint any natural persons to be members of a committee, local board, or agency or to be managers or agents, and may fix their remuneration.

The directors may from time to time and at any time by power of attorney or otherwise appoint any company, firm, or person or body of persons, to be our attorney or attorneys or authorized signatory for such purposes and with such powers, authorities, and discretion (not exceeding those vested in or exercisable by the directors under our articles of association) and for such period and subject to such conditions as they may think fit. Any such power of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney or authorized signatory as the directors may think fit, and may also authorize any such attorney or authorized signatory to delegate all or any of the powers, authorities, and discretion vested in him.

The directors may from time to time at their discretion exercise all our powers to raise or borrow money and to mortgage or charge our undertaking, property and assets (present and future) and uncalled capital or any part thereof, to issue debentures, debenture stock, bonds, and other securities, whether outright or as collateral security for any of our or any third party’s debts, liabilities, or obligations.

A director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with our Company shall declare the nature of his interest at a meeting of the directors. A director may, as a director, vote (and be counted in the quorum) in respect of any contract, transaction, arrangement, or proposal in which he has an interest which is not a material interest or as described above provided that such director, if his interest (whether direct or indirect) in such contract or arrangement is material, has declared the nature of his interest at the earliest meeting of the board of directors at which it is practicable for him to do so, either specifically or by way of a general notice, and if such contract of arrangement is a transaction with a related party, such transaction has been approved by our audit committee.

 A director may, vote (and be counted in the quorum) in respect of any contract, transaction, arrangement, or proposal in which he has an interest which is not a material interest or as described above provided that such director, if his interest (whether direct or indirect) in such contract or arrangement is material, has declared the nature of his interest at the earliest meeting of the board of directors at which it is practicable for him to do so, either specifically or by way of a general notice, and if such contract of arrangement is a transaction with a related party, such transaction has been approved by our audit committee.

Capitalization of Profits

Subject to the Cayman Companies Act, the directors may:

(a)	resolve to capitalize an amount standing to the credit of reserves (including a share premium account capital redemption reserve and profit and loss account), which is available for distribution;

(b)	appropriate the sum resolved to be capitalized to the shareholders in proportion to the nominal amount of shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards: (i) paying up the amounts (if any) for the time being unpaid on shares held by them respectively, or (ii) paying up in full unissued shares or debentures of a nominal amount equal to that sum, and allot the shares or debentures, credited as fully paid, to the shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the share premium account, the capital redemption reserve, and profits which are not available for distribution may for these purposes only be applied in paying up unissued shares to be allotted to shareholders credited as fully paid;

(c)	make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalized reserve and in particular, without limitation, where shares or debentures become distributable in fractions the directors may deal with the fractions as they think fit;

(d)	authorize a person to enter (on behalf of all the shareholders concerned) into an agreement with us providing for either: (i) the allotment to the shareholders respectively, credited as fully paid, of shares or debentures to which they may be entitled on the capitalization, or (ii) the payment by us on behalf of the shareholders (by the application of their respective proportions of the reserves resolved to be capitalized) of the amounts or part of the amounts remaining unpaid on their existing shares, and any such agreement made under this authority being effective and binding on all those shareholders; and

(e)	generally do all acts and things required to give effect to the resolutions.

Liquidation Rights

If we are wound up, the shareholders may, subject to any other sanction required by the Cayman Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)	divide amongst the shareholders in specie or in kind the whole or any part of our assets and, for that purpose, value any assets and determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b)	vest the whole or any part of the assets in trustees upon such trusts for the benefit of the shareholders as the liquidator, with the like sanction, thinks fit, but so that no shareholder will be compelled to accept any asset upon which there is a liability.

Register of Members

Under the Cayman Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of our shareholders, and, a statement of the shares held by each member, and such statement shall confirm (i) the amount paid on the shares of each member, (ii) the number and category of shares held by each member, and (iii) whether each relevant category of shares held by a member carries voting rights under the memorandum and articles of association of the company and if so, whether such voting rights are conditions;

●	the date on which the name of any person was entered on the register as a shareholder; and

●	the date on which any person ceased to be a shareholder.

Under the Cayman Companies Act, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Companies Act to have legal title to the shares as set against its name in the register of members. Upon the completion of our offerings, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Grand Court of the Cayman Islands may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

The Cayman Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Companies Act and the current Companies Act of the UK. In addition, the Cayman Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

	Delaware	Cayman Islands
Title of Organizational Documents	Certificate of Incorporation and Bylaws	Memorandum and Articles of Association

Duties of Directors	Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of the corporation’s employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party.

A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Limitations on Personal Liability of Directors	Subject to the limitations described below, a certificate of incorporation may provide for the elimination or limitation of the personal liability of a director to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director. Such provision cannot limit liability for breach of loyalty, bad faith, intentional misconduct, unlawful payment of dividends or unlawful share purchase or redemption. In addition, the certificate of incorporation cannot limit liability for any act or omission occurring prior to the date when such provision becomes effective.	The Companies Act has no equivalent provision to Delaware law regarding the limitation of director’s liability. However, as a matter of public policy, Cayman Islands law will not allow the limitation of a director’s liability to the extent that the liability is a consequence of the director committing a crime or of the director’s own fraud, dishonesty or willful default.

Indemnification of Directors, Officers, Agents, and Others	A corporation has the power to indemnify any director, officer, employee, or agent of corporation who was, is, or is threatened to be made a party who acted in good faith and in a manner he believed to be in the best interests of the corporation, and if with respect to a criminal proceeding, had no reasonable cause to believe his conduct would be unlawful, against amounts actually and reasonably incurred.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

Our Third Amended Articles of Association provide that we will indemnify every director, secretary, assistant secretary, or other officer for the time being and from time to time of our Company (but not including our auditors) and the personal representatives of the same and from: (a) all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by such person, other than by reason of such person’s own dishonesty, willful default, or fraud, in or about the conduct of our business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of that person’s duties, powers, authorities, or discretions; and (b) without limitation to paragraph (a) above, any costs, expenses, losses, or liabilities incurred by such person in defending (whether successfully or otherwise) any civil proceedings concerning us or our affairs in any court, whether in the Cayman Islands or elsewhere.

Interested Directors	Under Delaware law, a transaction in which a director who has an interest in such transaction would not be voidable if (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum, (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the shareholders, or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, a director could be held liable for any transaction in which such director derived an improper personal benefit.	Under our Third Amended Articles of Association, directors who are in any way, whether directly or indirectly, interested in a contract or proposed contract with our company must declare the nature of their interest at a meeting of the board of directors. Following such declaration, a director may vote in respect of any contract or proposed contract notwithstanding his or her interest, provided that in exercising any such vote, such director’s duties remain as described above.

Voting Requirements

The certificate of incorporation may include a provision requiring supermajority approval by the directors or shareholders for any corporate action.

In addition, under Delaware law, certain business combinations involving interested shareholders require approval by a supermajority of the non-interested shareholders.

As a matter of Cayman Islands law, certain matters must be approved by special resolution of the shareholders, including amending or adopting memorandum or articles of association of a Cayman Islands company, reduction of share capital, change of name, authorization of a plan of merger, voluntary winding up of the company or the recalling of the voluntary liquidation of the company.

The Cayman Companies Act requires that a special resolution be passed by a majority of at least two-thirds or such higher percentage as set forth in the memorandum and articles of association, of shareholders being entitled to vote and do vote in person or by proxy at a general meeting, or by unanimous written consent of shareholders entitled to vote at a general meeting.

Voting for Directors	Under Delaware law, unless otherwise specified in the certificate of incorporation or bylaws of the corporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.	Our Third Amended Articles of Association provide that our directors may be appointed by a resolution of our board of directors to fill a casual vacancy on the board of directors or as an addition to the board of directors or by an ordinary resolution of our shareholders.

Cumulative Voting	No cumulative voting for the election of directors unless so provided in the certificate of incorporation.	There are no prohibitions in relation to cumulative voting under the Cayman Companies Act but our Third Amended Articles of Association do not provide for cumulative voting.

Directors’ Powers Regarding Bylaws	The certificate of incorporation may grant the directors the power to adopt, amend or repeal bylaws.	Our Third Amended Articles of Association may only be amended by a special resolution of the shareholders.

Nomination and Removal of Directors and Filling Vacancies on Board	Shareholders may generally nominate directors if they comply with advance notice provisions and other procedural requirements in company bylaws. Holders of a majority of the shares may remove a director with or without cause, except in certain cases involving a classified board or if the company uses cumulative voting. Unless otherwise provided for in the certificate of incorporation, directorship vacancies are filled by a majority of the directors elected or then in office.

Nomination and removal of directors and filling of board vacancies are governed by the terms of the memorandum and articles of association. Our Third Amended Articles of Association provide that directors may be removed with or without cause, by an ordinary resolution of our shareholders.

In addition, a director’s office shall be vacated if the director (1) becomes bankrupt or makes any arrangement or composition with his creditors; (2) is found to be or becomes of unsound mind or dies; (3) resigns his office by notice in writing to the company; (4) becomes unable to serve; (5) without special leave of absence from the Board, is absent from meetings of the Board for three consecutive meetings and the Board resolves that his office be vacated; or (6) is removed from office pursuant to any other provisions of our Third Amended Articles of Association.

Mergers and Similar Arrangements

Under Delaware law, with certain exceptions, a merger, consolidation, exchange or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.

Delaware law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90% of each class of capital stock without a vote by shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.

The Cayman Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies in the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by (a) 75% in value of the shareholders or class of shareholders, as the case may be, or (b) a majority in number representing 75% in value of the creditors or each class of creditors, as the case may be, with whom the arrangement is to be made, that are, in each case, present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that: (a) the statutory provisions as to the required majority vote have been met; (b) the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class; (c) the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and (d) the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act.

The Cayman Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholder Suits	Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.	In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge: (a) an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders; (b) an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and (c) an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Inspection of Corporate Records	Under Delaware law, shareholders of a Delaware corporation have the right during normal business hours to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.	Shareholders of a Cayman Islands exempted company have no general right under Cayman Islands law to inspect or obtain copies of a list of shareholders or other corporate records (other than, the memorandum and articles of association, the register of mortgages or charges and special resolutions of the shareholders) of the company. However, these rights may be provided in the company’s memorandum and articles of association.

Shareholder Proposals	Unless provided in the corporation’s certificate of incorporation or bylaws, Delaware law does not include a provision restricting the manner in which shareholders may bring business before a meeting.	The Cayman Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Third Amended Articles of Association allow our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to all of our issued and outstanding shares, to requisition a general meeting of our shareholders, in which case our chairman or a majority of our directors are obliged to call such meeting. If there are no directors as at the date of the deposit of the shareholders’ requisition or if the directors do not within 21 calendar days from the date of the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further 21 calendar days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened must not be held after the expiration of two calendar months after the expiration of the said 21 calendar days. Our Third Amended Articles of Association provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings. However, our corporate governance guidelines require us to call an annual general meeting every year.

Approval of Corporate Matters by Written Consent	Delaware law permits shareholders to take actions by written consent signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders.	The Cayman Companies Act allows a special resolution to be passed in writing if signed by all shareholders who would have been entitled to vote on such matter at a general meeting (if authorized by the memorandum and articles of association).

Calling of Special Shareholders Meetings	Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.	The Cayman Companies Act does not have provisions governing the proceedings of shareholders meetings, which are usually provided in the memorandum and articles of association. Please see above.

Dissolution; Winding Up	Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.	Under the Cayman Companies Act, a company may be wound up voluntarily (a) by virtue of a special resolution, (b) because the period, if any, fixed for the duration of the company by its articles of association has expired, or (c) because the event, if any, has occurred, on the occurrence of which its articles of association provide that the company shall be wound up. Our articles of association contain no fixed period for the duration of our Company and no provisions for the winding up of our Company on the occurrence of any particular event. Under the Cayman Companies Act, a company may also be wound up compulsorily by order of the Grand Court of the Cayman Islands, including if the company is unable to pay its debts as they fall due or the Grand Court of the Cayman Islands is of the opinion that it is just and equitable that the company should be wound up.

History of Share Issuances

The following is a summary of our share issuances since incorporation in 2021. We note that any “Ordinary Shares” referred to below, and issued prior to August 13, 2024, have since been re-designated as Class A Ordinary Shares or as Class B Ordinary Shares. See “Prospectus Summary — Recent Development — Variation of Share Capital” in this prospectus.  For the shares issued prior to April 1, 2026, the share numbers below and their respective prices reflect the 1-for-100 reverse share split implemented on March 31, 2024, but are not presented to give effect to the 1-for-10 reverse share split implemented on April 1, 2026. Solely for the purposes of this “History of Share Issuances” subsection, the number of ordinary shares following the 1-for-100 reverse share split is presented in hundredths where such number is not a whole number. Similarly, except for the par value, the share price is also presented in hundredths where such number is not a whole number. For the shares issued after April 1, 2026, the share numbers below and their respective prices reflect the 1-for-100 reverse share split implemented on March 31, 2024 and the 1-for-10 reverse share split implemented on April 1, 2026.

On April 21, 2023, the Company closed its initial public offering (the “IPO”) of 24,166.67 ordinary shares, pursuant to a registration statement on Form F-1 (File No.333-268949), which was declared effective by the SEC on March 31, 2023. The ordinary shares were priced at $600 per share and the IPO was conducted on a firm commitment basis. On April 25, 2023, WestPark Capital, Inc, as the representative of the underwriter of the IPO of the Company, partially exercised the over-allotment option to purchase an additional 833.33 ordinary shares at the IPO price of $600 per share.

On December 6, 2023, the Company closed a registered follow-on offering to three investors in connection with the offering and sale of 100,000 units, consisting of an aggregate of (a) 100,000 ordinary shares of the Company, (b) 100,000 Series A warrants, and (c) 100,000 Series B warrants, at a price of $120 per unit. As of the date of this prospectus, the investors have exercised all the Series B warrants for a total of 1,535,936.71 ordinary shares pursuant to an alternative cashless exercise clause under the Series B warrants. All Series A warrants are outstanding as of the date of this prospectus.

On March 1, 2024, the Company issued 300,000 ordinary shares (valued at $2,625,000) to Lingzhi Zeng, the sole shareholder of Matson (Hong Kong) Industry Co., Limited, in a transaction to acquire 26.25% of Matson (Hong Kong) Industry Co., Limited’s total equity.

On June 10, 2024, the Company issued and sold to Big Benefit Ltd., an aggregate of 419,289 ordinary shares of the Company, at a purchase price of $4.77 per ordinary share, for an aggregate purchase price of $2,000,008.53.

On June 15, 2024, the Company issued and sold to Fortune Light Assets Ltd., an aggregate of 209,644 ordinary shares of the Company, at a purchase price of $4.77 per ordinary share, for an aggregate purchase price of $1,000,001.88.

On July 3, 2024, the Company issued and sold to Fortune Light Assets Ltd., an aggregate of 209,644 ordinary shares of the Company, at a purchase price of $4.77 per ordinary share, for an aggregate purchase price of $1,000,001.88.

The 2024 AGM of the Company was held on August 13, 2024. At the 2024 AGM, the shareholders of the Company adopted the following resolutions with respect to the variation of share capital:

(a)	re-designated all of the issued shares of a par value of US$0.00001 each in the capital of the Company (other than the 71,250 ordinary shares held by U Create Limited, the 157,859 ordinary shares held by U Trend Limited, the 149,435 ordinary shares held by Upincar Limited and the 209,644 ordinary shares held by Fortune Light Assets Ltd) into Class A ordinary shares of US$0.00001 each, with each Class A ordinary share entitled to one vote;

(b)	re-designated the 71,250 ordinary shares held by U Create Limited, the 157,859 ordinary shares held by U Trend Limited, the 149,435 ordinary shares held by Upincar Limited and the 209,644 ordinary shares held by Fortune Light Assets Ltd into Class B ordinary shares of US$0.00001 each, with each Class B ordinary share entitled to 20 votes;

(c)	re-designated 3,996,621,812 authorized but unissued ordinary shares as Class A ordinary shares; and

(d)	re-designated 1,000,000,000 authorized but unissued ordinary shares as Class B ordinary shares,

As a result, immediately following the 2024 AGM, the authorized share capital of the Company was varied from US$50,000 divided into 5,000,000,000 ordinary shares of par value of US$0.00001 each, to US$50,000 divided into 3,999,411,812 Class A ordinary shares of a par value of US$0.00001 each and 1,000,588,188 Class B ordinary shares of a par value of US$0.00001 each.

On January 27, 2025, the Company issued and sold to certain institutional investors, (i) 648,000 Class A ordinary shares, (ii) pre-funded warrants to purchase up to 393,668 Class A ordinary shares in a registered direct offering, and (iii) common warrants to purchase up to 1,562,502 Class A ordinary shares in a concurrent private placement at a combined offering price for each Class A ordinary share and accompanying common warrant of $4.80. The gross proceeds to the Company were approximately $5 million before deducting the placement agent’s fees and other offering expenses.

On July 25, 2025, the Company issued and sold to certain institutional investors, (i) 445,000 Class A ordinary shares, (ii) pre-funded warrants to purchase up to 106,628 Class A ordinary shares in a registered direct offering, and (iii) common warrants to purchase up to 551,628 Class A ordinary shares in a concurrent private placement at a combined offering price for each Class A ordinary share and accompanying common warrant of $2.50. The gross proceeds to the Company were approximately $1.38 million before deducting the placement agent’s fees and other offering expenses.

At the 2025 annual general meeting of the Company held on December 5, 2025, the shareholders of the Company approved three resolutions (i) authorizing the increase of the voting power of the Class B ordinary shares from twenty (20) to one hundred (100) votes per share; (ii) adopting a third amended and restated memorandum and articles of association; and (iii) authorizing the following conditional share consolidations:

(A)	on a date when the closing market price per Class A ordinary shares of par value of US$0.00001 each is less than US$1.00, or on such date as any director, chief executive officer or chief operating officer of the Company deems advisable, each 10 ordinary shares of a par value of US$0.00001 each be consolidated into 1 (one) ordinary share of a par value of US$0.0001 each, such that following such share consolidation, the authorized share capital of the Company will be US$50,000 divided into 399,941,181.2 Class A ordinary shares of a par value of US$0.0001 each, and 100,058,818.8 Class B ordinary shares of a par value of US$0.0001 each (the “First Share Consolidation”);

(B)	subsequently following the First Share Consolidation, on a date when the closing market price per the Class A ordinary share of a par value of US$0.0001 each is less than US$1.00, or on such date as any director, chief executive officer or chief operating officer of the Company deems advisable, each 20 ordinary shares of a par value of US$0.0001 each be consolidated into 1 (one) ordinary share of a par value of US$0.002 each, such that following such share consolidation, the authorized share capital of the Company will be US$50,000 divided into 19,997,059.06 Class A ordinary shares of a par value of US$0.002 each, and 5,002,940.94 Class B ordinary shares of a par value of US$0.002 each (the “Second Share Consolidation”);

(C)	subsequently following the Second Share Consolidation, on a date when the closing market price per the Class A ordinary share of a par value of US$0.002 each is less than US$1.00, or on such date as any director, chief executive officer or chief operating officer of the Company deems advisable and may determine in his or her absolute discretion, each 20 ordinary shares of a par value of US$0.002 each be consolidated into 1 (one) ordinary share of a par value of US$0.04 each, such that following such share consolidation, the authorized share capital of the Company will be US$50,000 divided into 999,852.953 Class A ordinary shares of a par value of US$0.04 each, and 250,147.047 Class B ordinary shares of a par value of US$0.04 each (the “Third Share Consolidation”, and together with the First Share Consolidation and the Second Share Consolidation, the “Share Consolidations”); and

(D)	all fractional shares (after aggregating all fractional shares that would otherwise be received by a shareholder) resulting from each of the Share Consolidations will be rounded up to the whole number of shares.

On March 20, 2026, the Company issued and sold to certain investors 13,360,000 Units, with each Unit consisting of (i) one Class A ordinary share, par value $0.00001 per share, and (ii) one Class A warrant to purchase one Class A ordinary share, par value $0.00001 per share, in an underwritten follow-on offering at a public offering price of $0.449 per Unit (the “March 2026 Offering”), for aggregate gross proceeds to the Company of approximately $6 million, before deducting underwriting discounts and offering expenses paid by the Company. The Company also granted the underwriter an over-allotment option exercisable for up to forty-five (45) days after the date of the March 2026 Offering, which permitted the underwriter to purchase a maximum of 2,004,000 additional Class A ordinary shares, par value $0.00001 per share, and/or 2,004,000 additional Class A warrants to purchase Class A ordinary shares, par value $0.00001 per share. On March 19, 2026, the underwriter partially exercised its over-allotment option to purchase 1,890,000 Class A warrants.

On March 25, 2026, the Company announced on a report on Form 6-K plans to effectuate a consolidation of all of the Company’s authorized issued and unissued ordinary shares on a 10:1 basis taking effect at the commencement of trading on April 1, 2026. As a result, each 10 ordinary shares of a par value of US$0.00001 each were consolidated into 1 (one) ordinary share of a par value of US$0.0001 each, and following such share consolidation, the authorized share capital of the Company was changed to US$50,000 divided into 399,941,181.2 Class A ordinary shares of a par value of US$0.0001 each, and 100,058,818.8 Class B ordinary shares of a par value of US$0.0001 each.

On April 7, 2026, the Company issued and sold to seven investors an aggregate of 2,900,000 Class A Ordinary Shares of the Company, at a purchase price of $1.10 per share, for an aggregate purchase price of $3,190,000.

On April 27, 2026, the Company issued and sold to seven investors an aggregate of 15,670,737 Class A Ordinary Shares of the Company, at a purchase price of $1.64 per share, for an aggregate purchase price of $25.7 million.

SELLING SHAREHOLDERS

We are registering up to an aggregate of 2,778,507 Class A Ordinary Shares held by the Selling Shareholders as specified in the table below. We will not receive any of the proceeds from the sale of Class A Ordinary Shares by the Selling Shareholders. The Class A Ordinary Shares were issued to the Selling Shareholders pursuant to an exemption from registration under the Securities Act in reliance upon Regulation S promulgated thereunder. Except for the ownership of the Class A Ordinary Shares, the Selling Shareholders have not had any material relationship with us within the past three years.

The Class A Ordinary Shares beneficially owned by the Selling Shareholders are being registered to permit public secondary trading of these securities, and the Selling Shareholders may offer these Class A Ordinary Shares for resale from time to time as described in the “Plan of Distribution” in this prospectus.

The following table sets forth (a) the name and position or positions with the Company of each Selling Shareholder; (b) the number of Class A Ordinary Shares held by each Selling Shareholder as of the date of this prospectus; (c) the number of Class A Ordinary Shares that each Selling Shareholder may offer for sale from time to time pursuant to this prospectus, whether or not such Selling Shareholder has a present intention to do so; and (d) the number of Class A Ordinary Shares beneficially owned by each Selling Shareholder following the sale of all shares that may be so offered pursuant to this prospectus, assuming no other change in ownership of Class A Ordinary Shares by such Selling Shareholder after the date of this prospectus. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.

Inclusion of an individual’s name in the table below does not constitute an admission that such individual is an “affiliate” of the Company.

For purposes of this table, beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Exchange Act, and includes voting power and investment power with respect to such shares. In calculating the percentage ownership or percent of equity vote for a given individual or group, the number of Class A Ordinary Shares outstanding for that individual or group includes unissued shares subject to options, warrants, rights or conversion privileges exercisable within sixty days held by such individual or group, but are not deemed outstanding by any other person or group.

The applicable percentages of ownership and voting power are based on an aggregate of 25,705,848 Class A Ordinary Shares and 36,805 Class B Ordinary Shares issued and outstanding on May 28, 2026.

	Shares Currently Owned			Maximum Number of	Number of Shares Owned After Resale(1)
Name of Selling Shareholder	Number	Percentage of Class A Ordinary Shares	Percentage of Aggregate Voting Power(2)	Shares to be Offered Pursuant to this Prospectus	Number	Percentage of Class A Ordinary Shares	Percentage of Aggregate Voting Power
Guofu Hydrogen Energy (Hong Kong) Development Co., Limited (3)	2,195,122 Class A Ordinary Shares	8.54%	7.47%	1,097,561 Class A Ordinary Shares	1,097,561 Class A Ordinary Shares	4.27%	3.73%

Power Fortune Centre Investment Corporation (4)	2,813,107 Class A Ordinary Shares	10.94%	9.57%	1,406,554 Class A Ordinary Shares	1,406,553 Class A Ordinary Shares	5.47%	4.79%

Jie Liu (5)	121,952 Class A Ordinary Shares	0.47%	0.41%	60,976 Class A Ordinary Shares	60,976 Class A Ordinary Shares	0.24%	0.21%

Bo Wang (6)	243,903 Class A Ordinary Shares	0.95%	0.83%	121,952 Class A Ordinary Shares	121,951 Class A Ordinary Shares	0.47%	0.41%

Weng Zhong Liang (7)	182,927 Class A Ordinary Shares	0.71%	0.62%	91,464 Class A Ordinary Shares	91,463 Class A Ordinary Shares	0.36%	0.31%

Total	5,557,011 Class A Ordinary Shares	21.61%	18.90%	2,778,507 Class A Ordinary Shares	2,778,504 Class A Ordinary Shares	10.81%	9.45%

(1)	Because each of the Selling Shareholders (a) may offer all or some of the Class A Ordinary Shares that such shareholder holds in the offering contemplated by this prospectus, (b) the offering of Class A Ordinary Shares is not being underwritten on a firm commitment basis, and (c) the Selling Shareholders could purchase additional Class A Ordinary Shares from time to time, we assume, for purposes of in this column, that all of the Class A Ordinary Shares offered pursuant to this prospectus are sold and that the Selling Shareholders will not purchase any additional Class A Ordinary Shares.

(2)	For each person or group included in this column, the percentage of voting power is calculated by dividing the voting power beneficially owned by such person or group by the voting power of all of our Class A and Class B Ordinary Shares as a single class. In respect of all matters upon which the Ordinary Shares are entitled to vote, each Class A Ordinary Share is entitled to one vote, and each Class B Ordinary Share is entitled to 100 votes, voting together as one class. Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time by the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

(3)	Guofu Hydrogen Energy (Hong Kong) Development Co., Limited is incorporated in Hong Kong and is wholly owned by Ping Wang. The business address of Guofu Hydrogen Energy (Hong Kong) Development Co., Limited and Ping Wang is Room 2910, 29 Floor, Bank of America Tower, No. 12 Harcourt Road, Hong Kong.

(4)	Power Fortune Centre Investment Corporation is incorporated in the British Virgin Islands and is wholly owned by Chin Chih Chang. Power Fortune Centre Investment Corporation and Chin Chih Chang’s business address is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

(5)	Jie Liu’s business address is B5-No.1713 Hami Road, Changning District, Shanghai, China.

(6)	Bo Wang’s business address is Unit H, 17/F., Hong Kong Garden Block 2, 100 Castle Peak Road, New Territories, Hong Kong.

(7)	Weng Zhong Liang’s business address is Flat A, 26/F, Tower 3, One Silversea, 18 Hoi Fai Road, Kowloon, Hong Kong.

The Company may supplement this prospectus from time to time as required by the rules of the SEC to include certain information concerning the security ownership of the Selling Shareholders or any new selling shareholders, the number of securities offered for resale and the position, office, or other material relationship which a Selling Shareholder has had within the past three years with the Company or any of its predecessors or affiliates.

PLAN OF DISTRIBUTION

In this section of the prospectus, the term “Selling Shareholders” means and includes:

●	the persons identified in the table above as the Selling Shareholders; and

●	any of the donees, pledgees, distributees, transferees, or other successors in interest of those persons referenced above who may: (a) receive any of the Class A Ordinary Shares offered hereby after the date of this prospectus and (b) offer or sell those shares hereunder.

The Class A Ordinary Shares offered by this prospectus may be sold from time to time directly by the Selling Shareholders. Alternatively, the Selling Shareholders may from time to time offer such shares through underwriters, brokers, dealers, agents, or other intermediaries. The Selling Shareholders as of the date of this prospectus have advised us that there were no underwriting or distribution arrangements entered into with respect to the Class A Ordinary Shares offered hereby. The distribution of the Class A Ordinary Shares by the Selling Shareholders may be effected: in one or more transactions that may take place on the Nasdaq Capital Market (including one or more block transaction) through customary brokerage channels, either through brokers acting as agents for the Selling Shareholders, or through market makers, dealers, or underwriters acting as principals who may resell these shares on the Nasdaq Capital Market; in privately-negotiated sales; by a combination of such methods; or by other means. These transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders in connection with sales of our Class A Ordinary Shares.

The Selling Shareholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of our Class A Ordinary Shares in the course of hedging the positions they assume with the Selling Shareholders. The Selling Shareholders also may sell shares short and redeliver the shares to close out such short positions. The Selling Shareholders may enter into options or other transactions with broker-dealers which require the delivery to the broker-dealer of our Class A Ordinary Shares. The broker-dealer may then resell or otherwise transfer such Class A Ordinary Shares pursuant to this prospectus.

The Selling Shareholders may also lend or pledge our Class A Ordinary Shares to a broker-dealer. The broker-dealer may sell the Class A Ordinary Shares so lent, or upon a default the broker-dealer may sell the pledged Class A Ordinary Shares pursuant to this prospectus. Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

The Selling Shareholders have advised us that they have not entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of the Class A Ordinary Shares by the Selling Shareholders.

Although the Class A Ordinary Shares covered by this prospectus are not currently being underwritten, the Selling Shareholders or their underwriters, brokers, dealers, or other agents or other intermediaries, if any, that may participate with the selling security holders in any offering or distribution of the Class A Ordinary Shares may be deemed to be “underwriters” within the meaning of the Securities Act and any profits realized or commissions received by them may be deemed underwriting compensation thereunder.

Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Class A Ordinary Shares offered hereby may not simultaneously engage in market-making activities with respect to the Class A Ordinary Shares for a period of up to five days preceding such distribution. The Selling Shareholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales by the Selling Shareholders.

In order to comply with certain state securities or “blue-sky” laws and regulations, if applicable, the Class A Ordinary Shares offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Class A Ordinary Shares may not be sold unless they are registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

We will bear all costs, expenses, and fees in connection with the registration of the Class A Ordinary Shares offered hereby. The Selling Shareholders, however, will bear any brokerage or underwriting commissions and similar selling expenses, if any, attributable to the sale of the Class A Ordinary Shares offered pursuant to this prospectus.

There can be no assurance that the Selling Shareholders will sell any or all of the securities offered by them hereby.

TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in the 2025 Annual Report, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in the 2025 Annual Report, in our reports of foreign issuer on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since December 31, 2025.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law. Legal matters as to PRC law will be passed upon for us by Guantao Law Firm. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements for the fiscal year ended December 31, 2025 incorporated herein by reference to the 2025 Annual Report have been so incorporated in reliance on the report of HCL PLLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of HCL PLLC is located at 1415 W 37th Street, Suite 200, Chicago, IL 60609.

The consolidated financial statements for the fiscal years ended December 31, 2024 and 2023 incorporated herein by reference to the 2025 Annual Report have been so incorporated in reliance on the report of Onestop Assurance PAC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Onestop Assurance PAC is located at 10 Anson Road, #13-09 International Plaza, Singapore 079903.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC registering the Class A Ordinary Shares that may be offered and sold hereunder. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We are required to file reports and other information with the SEC pursuant to the Exchange Act, including annual reports on Form 20-F and reports of foreign private issuers on Form 6-K.

The SEC maintains a website at www.sec.gov that contains reports and other information regarding issuers, like us, that file electronically with the SEC. The information on our website (www.upincar.com), other than the Company’s SEC filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

As a foreign private issuer, U Power Limited is exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. On December 18, 2025, the Holding Foreign Insiders Accountable Act was enacted as part of the National Defense Authorization Act for Fiscal Year 2026, mandating directors and officers of foreign private issuers to file Section 16(a) reports (Forms 3, 4, and 5) with the SEC to report beneficial ownership interests in companies, effective on March 18, 2026. Our principal shareholders who are not our officers or directors, however, will remain exempt from Section 16(a) reporting requirements. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents:

(1)	our annual report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on May 15, 2026;

(2)	the description of our Ordinary Shares contained in our registration statement on Form 8-A, filed with the SEC on March 31, 2023, and any amendment or report filed for the purpose of updating such description;

(3)	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

(4)	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

The 2025 Annual Report contains a description of our business and audited consolidated financial statements with reports by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

U Power Limited

18/F, building 3, science and Technology Industrial Park,

Yijiang District, Wuhu City, Anhui Province

People’s Republic of China, 241003

00852-6859-3598

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. On December 18, 2025, the Holding Foreign Insiders Accountable Act was enacted as part of the National Defense Authorization Act for Fiscal Year 2026, mandating directors and officers of foreign private issuers to file Section 16(a) reports (Forms 3, 4, and 5) with the SEC to report beneficial ownership interests in companies, effective on March 18, 2026. Our principal shareholders who are not our officers or directors, however, will remain exempt from Section 16(a) reporting requirements. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

●	the Cayman Islands has a less exhaustive body of securities laws than the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our memorandum and articles of association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders, be arbitrated.

We conduct a substantial amount of our operations in China, and a substantial amount of our assets are located in China. A majority our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult or impossible for a shareholder to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for shareholder to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

We have appointed Cogency Global Inc. located at 122 East 42nd St 18th Floor, New York, New York 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, has advised us that the courts in the Cayman Islands are unlikely (i) to recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature.

Maples and Calder (Hong Kong) LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgement of a foreign court of competent jurisdiction without any retrial on the merits based on the principal that a judgement of a competent foreign court imposes upon the judgement debtor an obligation to pay the sum for which such judgment has been given, provided such judgment (a) is final and conclusive and for a liquidated sum; (b) is not in respect of taxes, a fine or a penalty; (c) is not inconsistent with a Cayman Islands judgment in respect of the same matter, (d) is not impeachable on the grounds of fraud, or (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to the natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Guantao Law Firm, our counsel as to PRC law, has advised us that there is uncertainty as to whether PRC courts would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Guantao Law Firm has further advised us that the PRC Civil Procedures Law governs the recognition and enforcement of foreign judgments. PRC courts may recognize and enforce foreign judgments in accordance with the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions.

The PRC does not have any treaties or other agreements with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they determine that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against us in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit.

In addition, it will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our Ordinary Shares, to establish a connection to China for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

U Power Limited

2,778,507 Class A Ordinary Shares Offered by Selling Shareholders